                            Schedule 14C Information

                Information Statement Pursuant to Section 14(C)
                     of the Securities Exchange Act of 1934

Check the appropriate box:
[x]      Preliminary Information Statement

[ ]      Confidential, for use of the Commission Only, as permitted by Rule
         14c-5(d)(2)

[ ]      Definitive Information Statement

             GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]      $125 per Exchange Act Rules 0-11(c)(1), 14a-6(i)(1), or 14a-6(j)(2).

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)     Proposed maximum aggregate value of transaction:

         (5)     Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)     Amount Previously Paid:

         (2)     Form, Schedule or Registration Statement No.:

         (3)     Filing Party:

         (4)     Date Filed:

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

         NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Grand Adventures Tour & Travel Publishing Corporation (the "Company") will be held at the offices of the Company, 1120 Capital of Texas Highway, Building 3, Suite 300, Austin, Texas 78746 on Monday, December 15, 1997, at 10:00 o'clock A.M., Austin, Texas time, for the following purposes:

1. To consider and act upon a proposal to approve an amendment to the Restated Certificate of Incorporation of the Company (the "Amendment") which will effect a reverse split (the "Reverse Split") of the Company's outstanding shares of Common Stock on the basis of one new share of Common Stock for each seven outstanding shares of Common Stock;

2. To consider and act upon a proposal to establish the number of shares of Common Stock subject to the Company's long-term stock incentive plan as 450,000; and

3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         Holders of record of Common Stock at the close of business on November 15, 1997, will be entitled to notice of and to vote at such meeting or any adjournment thereof. The transfer books of the Company will not be closed.

         All Stockholders are cordially invited to attend the Special Meeting of the Stockholders.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND US A PROXY.

Austin, Texas                              /s/ Matthew O'Hayer,
November __, 1997                              Chief Executive Officer

                             INFORMATION STATEMENT

                              GENERAL INFORMATION

         This Information Statement is furnished to Stockholders by the management of Grand Adventures Tour & Travel Publishing Corporation (hereinafter referred to as the "Company," located at 1120 Capital of Texas Highway, Building 3, Suite 300, Austin, Texas 78746), in connection with a Special Meeting of Stockholders of the Company, to be held at 10:00 o'clock A.M., December 15, 1997, at the offices of the Company located at 1120 Capital of Texas Highway, Building 3, Suite 300, Austin, Texas 78746, and at any adjournment thereof.

         The close of business on November 15, 1997, has been fixed as the record date for determination of Stockholders entitled to notice of and to vote at the Special Meeting. As of such date, there were issued and outstanding 9,522,024 shares of Common Stock, $.0001 par value per share, of the Company ("Common Stock"). Each Stockholder of record on such date is entitled to one vote for each share of Common Stock then held by such Stockholder.

         Brokers and others holding stock in their names, or in the names of nominees, may be requested to forward copies of the Information Statement to beneficial owners, and the Company will reimburse them for reasonable direct and indirect expenses incurred in connection with completing the mailing of Information Statements to and the solicitation of proxies of beneficial owners at approved rates.

         This Information Statement is first being mailed to Stockholders of the Company on or about November 21, 1997.

         WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED TO NOT SEND US A PROXY.

ITEM 1. AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO EFFECT A ONE-FOR-SEVEN REVERSE STOCK SPLIT OF THE COMPANY'S OUTSTANDING COMMON STOCK

GENERAL SUMMARY

         The Board of Directors of the Company has unanimously approved, subject to Stockholder approval, a proposed amendment to the Company's Articles of Incorporation (the "Amendment") which will effect a one-for-seven reverse stock split (the "Reverse Split") of the Company's outstanding shares of Common Stock. On September 30, 1997, the Company had 30,000,000 shares of authorized Common Stock, par value $.0001 per share, of which approximately 9,522,024 shares were issued and outstanding and approximately 5,551,255 shares were reserved for issuance pursuant to outstanding options, warrants, convertible debentures and other agreements. Thus, at September 30, 1997, the Company had approximately 14,926,721 authorized shares of Common Stock unissued and not reserved for issuance. Had the Amendment to effect the Reverse Split been approved and effective as of September 30, 1997, the Company would have had 30,000,000 authorized shares, par value $.0001 per share, of Common Stock, approximately 2,153,325 shares of Common Stock issued and outstanding or reserved for issuance and approximately 27,846,675 authorized shares of Common Stock unissued and not reserved for any purpose.

         The authorized number of shares of the Company's Preferred Stock, no par value (the "Preferred Stock"), will remain unchanged at 10,000,000 shares. There are no issued and outstanding shares of Preferred Stock and there are no shares of Preferred Stock reserved for future issuance.

         If the requisite approval of the Company's Stockholders is obtained, the Amendment to effect the Reverse Split will be effective on the date (the "Effective Date") that articles of amendment reflecting the Amendment and the Reverse Split are filed with the Oregon Secretary of State (a copy of the Articles of Amendment to be filed upon approval of the Amendment are attached as Annex B to this Information Statement and will be attached to the notice of the Special Meeting). The Company anticipates that the Effective Date will be the date of the Special Meeting. Each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (the "Old Shares") will be deemed automatically, without any action on the part of the Stockholders, to represent one-seventh the number of shares of Common Stock after the Reverse Split (the "New Shares"). A Stockholder's proportionate ownership interest in the Company will remain unchanged by the Reverse Split. The New Shares issued pursuant to the Reverse Split will be fully paid and nonassessable. The voting and other rights of the Common Stock will not be altered by the Amendment or the Reverse Split.

         No fractional New Shares will be issued as a result of the Reverse Split. In lieu thereof, each Stockholder whose Old Shares are not evenly divisible by seven will receive one additional New Share for the fractional New Share that such Stockholder would otherwise be entitled to receive as a result of the Reverse Split. When the Reverse Split becomes effective, Stockholders will be asked to surrender certificates representing Old Shares in accordance with the procedures set forth in a letter of transmittal to be sent by the
Company.   Upon such surrender, a certificate representing the New Shares will be issued and forwarded to the Stockholders; however, each certificate representing Old Shares will continue to be valid and represent New Shares
equal to one-seventh of the number of Old Shares.   Persons who hold their
shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates.

Purpose of the Reverse Split

         The Board of Directors believes that a reverse split is essential to the Company's continued growth and development. The Reverse Split is expected to enhance the marketability and acceptance of the Company's Common Stock in financial markets. It will facilitate different forms of finance, including the ability to attract potential strategic partners. It should facilitate possible inclusion on the National Market System (NMS) of the NASDAQ system, or the American Stock Exchange. In addition, the Reverse Split will result in an increase in the number of unused shares of Common Stock available for issuance in the future for business combinations, strategic alliances, equity offerings and other business opportunities. At this time, the Company knows of no such business combinations, strategic alliances, equity offerings or other business opportunities. The proposed increase in unused shares will enable the Company to obtain additional capital resources to pursue the full implementation of its business plan. The potential increase in price may also encourage new interest and additional trading in the Common Stock, and may open new and preferable avenues of finance to the Company, which could reduce any future dilution from financing activities. Without the reverse split, the Company's options for any needed finance will be extremely limited. Management wishes to pursue new avenues of any necessary finance.

Background and Reasons

         The Board of Directors believes that the Amendment to effect the Reverse Split is desirable for several additional reasons. From January 1 through September 30, 1997, the trading range of the Common Stock has ranged from $0.812 to $1.50 per share. The Reverse Split will have the effect of reducing the number of outstanding shares of Common Stock without effecting any material change in the proportionate ownership interest of Common Stockholders in the Company. The Board believes that the Reverse Split may increase the trading price for shares of Common Stock and thereby enhance the acceptability of the Common Stock by a much broader group of investors, including institutional investors (many of whom will not invest in securities which trade at a price of $5 or less per share), and the financial community and the investing public at large. The Company believes to attract the type of financial support it desires it must have a per share price that is higher than at present and with fewer outstanding shares.

         Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of these policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that make the trading of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon investors in lower price securities because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The Company stock has not been eligible for margin accounts because of low prices per share and if the price per share increases because of the reverse split, the stock could become marginable which could increase investor activity and interest. The proposed Reverse Split should result in a price level for the Common Stock that will reduce, to some extent, the effect of these policies and practices of brokerage firms and diminish the adverse impact that minimum trading commissions may have on the market for the Company's Common Stock.

         Management of the Company sought and received expert guidance on the advisability of a reverse split. It was noted from the experts consulted that a majority of those companies experienced an increase in share price in proportion to the decrease of outstanding shares, which was, presumably, among the benefits that were anticipated from the Reverse Split. However, the Company is aware that not all companies have maintained their market capitalization after a reverse stock split, and it should be noted that the Board of Directors cannot provide assurance of the effect on the market price of the Common Stock as a result of the Reverse Split or any of the other potentially favorable consequences.

Effect of the Reverse Split

         The Company has authorized capital stock of 30,000,000 shares of Common Stock, $.0001 par value per share, and 10,000,000 shares of Preferred Stock, no par value. The Reverse Split will not affect the number of authorized shares of Common Stock or Preferred Stock of the Company.

         As of September 30, 1997, the number of issued and outstanding Old Shares was approximately 9,522,024. The following table illustrates the principal effects of the proposed Reverse Split and decrease in outstanding Common Stock assuming that no additional shares of Common Stock are issued prior to the Effective Date as a result of the exercise of any options, warrants, conversions or other reserved issuances and without giving effect to the disposition of fractional shares.

                         Authorized Prior to     Authorized After      Outstanding Prior     Outstanding After
                           Reverse Split          Reverse Split        to Reverse Split        Reverse Split
 Common Stock                 30,000,000            30,000,000             9,522,024             1,360,289

 Preferred Stock              10,000,000            10,000,000                     0                     0

         As of September 30, 1997, the Company had approximately 5,551,255 shares of Common Stock reserved for issuance pursuant to outstanding options, warrants, convertible debentures and other agreements. Under the terms of the various plans, warrant agreements, convertible debentures and other agreements, the number of shares reserved for issuance will be reduced proportionately by a factor of seven.

         The Common Stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act") and, as a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Common Stock is admitted for trading on the NASDAQ Small-Cap Issues Market. The number of holders of the Common Stock on the Record Date was approximately 330. The Company does not anticipate that the Reverse Split will result in a significant reduction in the number of such holders. Accordingly, the Reverse Split is not expected to affect the registration of the Common Stock under the Exchange Act or its status as a NASDAQ Electronic Bulletin Board security.

Federal Income Tax Consequence of the Reverse Split

         The Company has not sought and will not seek an opinion of counsel or a ruling from the

Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. However, the Company believes that because the Reverse Split is not part of a plan to periodically increase a Stockholder's proportionate interest in the assets or earnings and profits of the Company, the Reverse Split will have the following effects. The receipt of Common Stock in the Reverse Split should not result in any taxable gain or loss to Stockholders for federal income tax purposes. If the Reverse Split is approved, the tax basis of Common Stock received as a result of the Reverse Split will be equal, in the aggregate, to the basis of the shares exchanged for the Common Stock. For tax purposes, the holding period of the shares immediately prior to the Effective Date will be included in the holding period of the Common Stock received as a result of the Reverse Split.

Financial Accounting Consequences

         The par value of the Common Stock will remain at $.0001 per share following the Reverse Split, and the number of shares of Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced by the product of $.0001 times the decrease in the number of outstanding shares, while the aggregate capital in excess of par value attributable to the outstanding Common Stock will be correspondingly increased for financial accounting purposes. Although it is currently expected that this increase in capital in excess of par value will continue to be treated as capital for financial accounting purposes, the Board of Directors of the Company has the authority to transfer some or all of such increased capital in excess of par value from its stated capital account to surplus without further action by the Stockholders. This increase in capital in excess of par value will not increase the amount available for distribution to Stockholders.

ITEM 2. PROPOSAL TO ESTABLISH THE NUMBER OF SHARES SUBJECT TO THE COMPANY'S LONG-TERM STOCK INCENTIVE PLAN AS 450,000.

         The Company's Stockholders have previously approved and adopted a long-term stock incentive plan (the "Plan") which reserved 1,000,000 shares of the Company's Common Stock for issuance pursuant to stock options. In connection with the Reverse Split, management of the Company believes that the Company's best interest would be served by establishing 450,000 as the number of shares subject to the Plan (after giving effect to the Reverse Stock Split). Management believes that this number of shares will be capable of providing an adequate incentive to participants in the Plan without subjecting Stockholders, both current and future, to undue dilution.

         Under the terms of the Plan, which is administered by the Board of Directors of the Company, key employees, as well as others who contribute significantly to the Company's profitability, are eligible for a number of incentive devices in addition to incentive stock options ("ISOs") and non-qualified stock options ("NSOs"), including reload options ("ROs")
(i.e., the granting of additional options, where an employee exercises an option with previously owned stock, covering the number of shares tendered as part of the exercise price), restricted stock awards ("RSAs") (i.e., stock awarded to an employee that is subject to forfeiture in the event of a premature termination of employment, failure of the Company to meet certain performance objectives, or other conditions), performance units ("PUs")
(i.e., share-denominated units credited to the employee's account for delivery or cash-out at some future date based upon performance criteria to be determined at the time of the grant), and "tax withholding" (i.e., where the employee has the option of having the Company withhold shares on exercise of an award to satisfy tax withholding requirements).

         1. An NSO (including for this purpose, an RO), is a right to purchase a specified number of shares of Common Stock at a fixed option price over a specified period of time. An optionee will realize no income for federal income tax purposes upon grant of an NSO under the Plan, but will recognize income upon the exercise of the NSO in an amount equal to the excess of the fair market value of the shares received upon exercise over the option price of such shares. The Company will be entitled to a deduction for federal income tax purposes in the same year as, and in an amount equal to, the income recognized by the optionee. The optionee's adjusted basis for the shares of Common Stock received upon exercise will be the fair market value on the date of exercise.

         2. An ISO is a right to purchase a fixed option price, over a period not to exceed 10 years, a specified number of shares of Common Stock that complies with section 422A of the Code. An optionee who receives an ISO under the Plan will recognize no income for federal income tax purposes upon either the grant or the exercise of the ISO. Income will be taxable to the optionee upon the sale of the shares acquired. In general, the adjusted basis for the shares of Common Stock received upon exercise will be the option price paid with respect to such shares. The Company will not be entitled to a deduction upon the exercise of an ISO. However, if the shares are sold within a period which is before the later of two years from the date of the grant of the ISO or one year from the date of exercise, the optionee will recognize compensation income in an amount equal to the lesser of the excess of the fair market value on the date of exercise over the option exercise price, or the excess of the price received upon sale over the option exercise price, and the Company would be entitled to corresponding deduction. The amount by which the fair market value of the shares of Common Stock received upon the exercise of an ISO exceeds the exercise price is an item of tax adjustment under the Code and is therefore included in the alternative minimum taxable income.

         3. An RSA is Common Stock that is transferred subject to a risk forfeiture under certain circumstances and restrictions on transfer of ownership. RSAs may be made with or without cash payment by the employees. An employee who receives a grant of restricted stock who does not elect to be taxed at the time of grant will not recognize income upon an award of shares of Common Stock, and the Company will not be entitled to a deduction until the termination of the restrictions. Upon such termination, the employee will recognize ordinary income in an amount equal to the fair market value of the Common Stock at that time (less any amount paid by the employee for such shares), and the Company will be entitled to a deduction in the same amount. However the employee may elect to recognize ordinary income in the year the restricted stock is granted in amount equal to the fair market value of the shares at that time, determined without regard to the restrictions. In that event, the Company will be entitled to a deduction in such year and in the same amount. Any gain or loss recognized by the employee upon subsequent disposition of the stock will capital in nature.

         4. A PU is a promise by the Company to make payment to the employee contingent upon the achievement of one or more performance targets. PUs are payable in cash or shares of Common Stock. For PUs cash plus the fair market value of any Common Stock received as payment under the Plan will be considered ordinary income to the employee in the year in which paid, and the Company will be entitled to a deduction in the same year and in the same amount.

         At the time of each option grant, the Board of Directors sets the exercise price of such option at the fair market value of the Common Stock at the time of such grant (which the Board determines by reference to a number of factors) and the period of time over which such option vests or becomes exercisable. To date, all options granted under the Plan have had an exercise price of $1.00 per share, which will be adjusted to $7.00 upon approval of the Amendment and the Reverse Split, and have been scheduled to vest over three years.

         The following table sets forth the amount of options received by the individual and groups identified below (the number of shares set forth below are not adjusted for the effects of the Reverse Split):

         Individual or Group                           Number of Shares Subject to Options
         -------------------                           -----------------------------------
Darrell W. Barker, Chief Financial Officer                          100,000

All current executive officers, as a group                          100,000

All current directors who are not executive
   officers, as a group                                                   0

Associates of directors or executive officers                             0

Each person who has received at least 5% of all
   options issued to date :
          Darrell W. Barker                                         100,000
          Patricia H. Macchi                                         50,000
          Joe Brummer                                                50,000
          Shannan Rivers                                             50,000


All employees, including all directors who are not                  739,666
   executive officers, as a group

         There are not currently any options to be received or scheduled to be received by any executive officer, or any person or group identified in the foregoing table.

                                 OTHER BUSINESS

         Management does not know of any matters to be acted upon at the Special Meeting other than those described above.

                         DISSENTERS' RIGHT OF APPRAISAL

         The Company does not believe that the Company's Stockholders will have dissenters' rights as a result of any of the matters proposed to be considered by the Company's Stockholders at the Special Meeting.

                           VOTE REQUIRED FOR APPROVAL

         Approval of the proposed amendment to the Articles of Incorporation to effect the reverse split of stock will require the affirmative vote of holders of a majority of the Common Stock outstanding as of the record date for the Special Meeting. All other matters, if any, will be decided by the affirmative vote of holders of a majority of the shares represented in person or by proxy and entitled to vote at the Special Meeting. Since all other matters to be considered at the Special Meeting require the affirmative vote of a given percentage of shares outstanding or present at the meeting, abstentions will have the effect of a vote against any matter. Broker nonvotes are counted for purposes of determining the presence or absence of a quorum, but are not counted for purposes of determining the number of votes cast for or against the particular proposal for which authorization to vote was withheld. A broker nonvote will therefore have the effect of a vote against the proposal to approve the proposed amendment (which requires an affirmative vote of a majority of shares outstanding), but will have no effect with respect to the other proposals to be considered (which require only the affirmative vote of a majority of shares represented and voting on the proposal in question). Votes will be tabulated by the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of September 30, 1997, the name and shareholdings, including options to acquire the Common Stock, of each person who owns of record, or was known by the Company to own beneficially, 5% or more of the shares of the Common Stock currently issued and outstanding; the name and shareholdings, including options to acquire the Common Stock, of each director and certain of the executive officers of the Company; and the shareholdings of all executive officers and directors as a group. The address of each of the individuals listed below (with the exception of Mark T. Waller) is the address of the Company. Mr. Waller's address is 1820 North Shore Road, Lake Oswego, Oregon 97034.

                               Nature of        Number of         Percentage of
Name of Person or Group        Ownership       Shares Owned         Ownership
Matthew O'Hayer                Direct          3,904,000            41.2%

Joseph S. "Jay" Juba           Direct          1,100,000            11.6%

Fernando Cruz Silva            Direct            310,000             3.3%

Robert Sandner                  Direct           800,000             8.4%

Mark T. Waller                  Direct           193,699             2.0%
                                Options          800,000             7.8%


All executive officers          Direct         6,307,699            64.4%
and directors as a group        Options          945,000             9.3%
(eight persons)

TOTAL                                          7,242,699            75.2%

                             FINANCIAL INFORMATION

         The Company's financial statements appear as Annex A to this Information Statement.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The financial information set forth in the following discussion should be read in conjunction with, and qualified in its entirety by, the financial statements of the Company included elsewhere herein.

         On December 1, 1994, IMS, a subsidiary of BEI Holdings, Inc. ("BEI"), acquired from an unrelated third party, in consideration of the assumption of $144,394 in liabilities, the net assets that have resulted in the hotel and resort operations of the Company. BEI formed Airfair as a subsidiary on January 5, 1996, in which to consolidate its interline industry activities. On January 13, 1996, effective December 31, 1995, Airfair acquired certain assets and assumed certain liabilities that became the cruise and Magazine divisions of Airfair in consideration of the assumption of $593,791 in liabilities. Following the organization of Airfair, IMS transferred the hotel and resort division to Airfair, effective January 1, 1996. Effective October 10, 1996, Airfair merged into a newly created, wholly-owned subsidiary of the Company. Airfair became the surviving operating corporation, albeit a wholly owned subsidiary of the Company following the merger. In view of the foregoing acquisitions and merger and its new management team, operating strategies, expansion plans, resources, and other factors, management does not believe that a discussion of the operations of the Company prior to the merger would be meaningful. Effective January 1, 1997, the Company combined the operations of the hotel and resort divisions together with the cruise and escorted tour divisions into a single division called "Interline Travel Reps."

FINANCIAL CONDITION AND CHANGES IN FINANCIAL CONDITION

         The Company had a negative working capital of $828,743 as of September 30,1997, as compared to a negative working capital of $1,101,503 at September 30, 1996. The primary causes for this deficit in working capital was the loss from operations of $452,240 for the twelve-month interim period from September 1996 to September 1997 and monthly debt service that had reached approximately $20,000 per month. The Company ended the third quarter with $2,612,066 in current liabilities as compared to $2,338,633 for the prior year comparable quarter. This increase in current liabilities was a result of the Company's inability to generate enough cash funds during the year to adequately sustain the Company's acquisitions and management's desire to grow sales through increasing the number of issues, size, distribution and quality of the Magazine. The largest components of current liabilities are accounts payable of $343,434 (of which $277,171 are greater than 90 days past due); accrued expenses and negative cash balances of $482,964; current portion of notes payable of $337,339, and deferred revenues relating to hotels, cruises and tours and magazine subscriptions of $1,448,329. A large portion of accounts payable are made up of amounts due for telephone services and the publication of the Magazine. The Company has been diligently working with its primary vendors to work out payment schedules. During the quarter ended September, 30, 1997, one of the Company's vendors agreed to convert its trade payable balance to note payable. Accrued expenses of $482,964 are comprised mainly of payroll, vacation, commissions, note interest, negative cash balances, and general administrative expenses. Deferred revenues for hotels and cruises represent the moneys received from passengers that are deferred for revenue recognition purposes until the passenger has completed travel. These deferred liabilities are very short-term in nature due to the short time from between booking date and travel date. Amounts deferred for hotels were $501,754 and for cruises $827,581 at September 30, 1997. Deferred subscription revenue of $118,994 represents subscription moneys received but not earned at quarter end. Magazine subscriptions are normally paid in full in advance for the one- or two-year subscription period. Revenue is earned on a prorata basis as the magazines are printed and shipped to the subscribers.

         Total notes payable of $1,140,818 are detailed in Note 7 of the financial statements. The holder of the acquisition notes agreed to a substantially discounted payoff on these notes in April, 1997. The Company completely extinguished this debt through the payment of $75,000 in cash in April, 1997. The discount amounted to a reduction of $224,792 in the debt balance and an equal reduction in the amount of goodwill created in the acquisition. The Company obtained an additional $500,000 in financing during the quarter ended June 30, 1997 through the issuance of convertible debentures due April, 2000. These debentures bear a 7% annual interest rate due on each anniversary. The Company may pay the interest due with shares of the Company's common stock at the rate of one share for each $0.50 of interest due. The holders of the debentures may convert the unpaid principal into shares of the

Company's common stock at a conversion price of $0.25 per share. These debentures were issued with warrants which entitle the holders thereof to purchase 1,000,000 shares of the Company's common stock at a exercise price of $1.00 per share. As a result of the Reverse Stock Split, these warrants will entitle the holders thereof to acquire an aggregate of 114,285 shares of Common Stock a per share exercise price of $7.00. During the quarter, Company negotiations with one printing vendor led to its conversion of an account payable into a note payable over the next 12 months. The Company also negotiated an agreement with the holder of an existing note to lend an additional $80,000 so as to permit the Company to publish one issue of the Magazine. Of the total of $1,140,818 in notes, the current portion amounts to $337,339 and the long-term portion equals $803,480.

         Included in other liabilities of the previous quarter besides the long term debt was a deferred discount of $54,644 that was received as a service discount from the Company's long distance telephone carrier in 1996 upon the execution of a long term agreement. The agreement required the Company to use a minimum of $240,000 in annual long distance services for a period of three years. If the Company failed to utilize the required minimum usage, the discount was to be forfeited. The Company renegotiated this agreement during the current quarter and the deferred discount was forgiven and became fully earned.

         The Company had $2,239,574 in total assets at September 30, 1997 compared to assets of $1,915,169 at the end of September 30, 1996. Substantially all of the balance in the cash account of $190,870 consists of escrow deposits required by the Company's previous and current banks as a reserve for charge backs against the Company's Visa/MasterCard credit card processing. The Company has ceased processing Visa/MasterCard charges through its previous processor, who has agreed to return all unused escrow funds to the Company by May, 1998. The Company has had a history of minimal charge backs. The Company contracted with a another credit card processor, as of July 1, 1997, to continue credit card processing. The new processor is requiring a six-month rolling reserve of 5% of monthly credit card receipts. Approximately 70% of the Company's hotel and resort sales are generated through credit cards. The accounts receivable of $76,254 is comprised primarily of advertising revenue from vendors that advertised in the Magazine and updates. Prepaid tour cost and prepaid cruise cost of $575,744 and $810,321, respectfully, represent funds paid to hotels and cruise lines as of September, 1997, for travel dates that occur after that date. These prepaid items relate directly to the previously discussed deferred revenues and are also very short-term in nature. Goodwill consist of the excess of purchase price over net assets acquired during the aforementioned acquisitions. However, goodwill associated with the cruise and magazine divisions was reduced by $224,963 during the quarter due to a reduced lump sum settlement of the notes due the prior owners of the acquired assets.

RESULTS OF OPERATIONS

Overall Operating Results

         The Company had net income for the quarter ended September 30, 1997 of $72,779 as compared to a loss of $55,103 for the previous six months of 1997. The primary cause for the third quarter gain was an increase in sales of $224,069 over the previous quarter as well as recognizing the deferred discount from the long distance carrier. The Company also repriced the hotel rooms it purchased from IMS in accordance with the Marketing Agreement (See Note 7 Due to Affiliate of the financial statements and "CERTAIN TRANSACTIONS.") The Company had previously estimated the cost of these room purchases until adequate data was available in order to properly cost out this contractual agreement. The result of the recalculation was that the Company had overpaid IMS approximately $159,000 for the purchase of these utilized hotel rooms and therefore had overstated cost of goods sold. The Company has changed the room cost in the reservation system for future purchases. The following schedule reflects the effects of this repricing applied to the periods in which incurred:

-------------------------------------------------------------------------------------------
                      Quarterly Net    Adjustment for    Allocation of Cost   Quarterly Net
                       Income (Loss   Reduction of cost     Reduction to      Income (Loss)
                       as Reported    on Repriced Rooms    Period Incurred     as Adjusted
-------------------------------------------------------------------------------------------
March 31, 1996           $(163,546)                               18,353       $ (145,193)
June 30, 1996               11,316                                15,383           26,699
September 30, 1996        (250,509)                               17,439         (233,070)
December 31, 1996         (469,916)                                8,418         (461,498)
-------------------------------------------------------------------------------------------
Total 1996               $(872,655)       $       0           $   59,593       $ (813,062)
-------------------------------------------------------------------------------------------
March 31, 1997           $ (75,323)                               26,933       $  (48,390)
June 30, 1997               20,220                                34,148           54,368
September 30, 1997          72,779         (159,835)              39,161          (47,895)
-------------------------------------------------------------------------------------------
Total 9 Months 1997      $  17,676        $(159,835)          $  100,242       $  (41,917)
-------------------------------------------------------------------------------------------
Total Adjustment                          $(159,835)                              159,835
===========================================================================================

    For the nine months ended September 30, 1997 the Company had a net loss of $41,917 as adjusted for the above repricing as compared to a net loss $351,564 for the comparable period of 1996. The decreased loss in 1997 is the result of an increase in sales of approximately $1,100,000 over the 1996 period as well a reduction in operating expenses of approximately $245,000 over the same period. The increase in sales is primarily attributed to repeat customer sales, a larger property portfolio and an additional year of experience in the cruise market. The funding of publications has come primarily from funding provided by the debt instruments mentioned previously. Management set a goal in the latter part of 1996 of increasing sales through increasing the size, quality and distribution of the Magazine. The Magazine's production schedule was to be increased to every two months as opposed to every three months before the Company's acquisition of the Magazine. The Magazine also produces an update brochure promoting hotel and cruise specials for bulk distribution through Airport offices. Management believes that increased circulation will increase the value of the publications to both advertisers and subscribers. The Company intends for the Magazine Division to increase revenue from either or both of advertising or subscriptions to the point where the Magazine Division will at least break even in 1998.

Revenue

    Gross revenue for the quarter ended September 30, 1997, was $3,607,327 an increase of $224,069 over the June, 1997 quarter revenues of $3,383,258. Hotel sales of $1,105,218 for the current quarter represent a 16% decrease for the September, 1997 quarter compared to $1,324,238 for the June quarter. The decrease in hotel sales was primarily caused by the unavailability of rooms during the quarter at one of the Company's primary resort locations (Cancun), which is attributed to overwhelming retail demand for hotel/resort space in that market. However, the Marketing Division has substantially increased the number of properties available to the interline market during the year. Gross cruise and tour revenue equaled $2,317,601 for the 1997 September quarter, an increase of $364,983 over the second quarter. The Company recognizes hotel and cruise revenues on a "booked, paid, traveled" basis, (i.e. revenue is not earned until the passenger has completed travel).

    Gross revenue for the nine months ended September 30, 1997 increased $1,086,623 over the comparable nine months of 1996. Cruise and tour revenues accounted for $955,610 of this increase, while hotels increased $86,949 over this time frame. Management believes that these increases are attributable to an increased presence in the marketplace.

Cost of Goods Sold

    Hotel cost has been restated in the following schedule to reflect the effects of repricing of the IMS rooms aforementioned:

-------------------------------------------------------------------------------------------------------
                                                                           Allocation of cost Adjusted
                                                       Adjustment for     -----------------------------
                      Hotel Revenue    Hotel Cost    Reduction of cost     Reduction to         Room
                       As Reported    As Reported    on Repriced Rooms    Period Incurred       Cost
-------------------------------------------------------------------------------------------------------
March 31, 1996          $  915,177        710,827                               (18,353)       $692,474
June 30, 1996            1,264,958        963,240                               (15,383)        947,857
September 30, 1996       1,206,751        933,536                               (17,439)        916,097
December 31, 1996          862,568        665,949                                (8,418)        657,531
Total 1996              $4,249,454     $3,273,552                 $0          $ (59,593)     $3,213,959
March 31, 1997          $1,044,379        813,848                               (26,933)       $786,915
June 30, 1997            1,324,238      1,018,773                               (34,148)        984,625
September 30, 1997       1,105,218                           159,835            (39,161)        808,274
-------------------------------------------------------------------------------------------------------
Total 9 months 1997     $3,473,835      2,520,221           $159,835          $(100,242)     $2,579,814
-------------------------------------------------------------------------------------------------------
Total Adjustment                                             159,835           (159,835)
=======================================================================================================

         The Marketing Division had adjusted cost of sales of $808,274 on sales of $1,105,218 for the current quarter producing a gross margin of $296,944, or 26.8% of sales. The comparable second quarter hotel cost of sales were $984,625 generating a gross margin of $339,613, or 25.6% on sales of $1,324,238. The cruise division generated a gross margin of $239,322 or 10.3% on sales of $2,317,601 for the quarter ended September 30, 1997. This compares to the prior quarterly margin of $232,362 or 11.9% on sales of $1,952,618. Average margins on cruises can range from 10% to 18% depending on cruise line space availability.

    The adjusted margin for hotel sales for the nine months ended September 30, 1997, was $894,021 or 25.7% of sales. Cruise and tour gross margin for the same period was $643,749 or 11.3% of sales. The comparable 1996 margin for hotels was $830,458 or 24.5% of hotel sales. Cruises in 1996 produced a $599,648 margin or 12.5% of sales. The larger 1996 cruise margin percentage is attributable result of one unusual under-booked cruise in June 1996 on which the Company was able to acquire births and then sell to produce a margin of approximately $84,000 on sales of approximately $110,000.

Operating Expenses

    Operating expenses for the quarter ended September 30, 1997 were $622,744, as compared to $436,573 for the second quarter. The increase was caused by increased computer programming cost for modifications to the reservation system, commissions incurred for the relatively new Germany and Canada operations which receive 60% of the margins on their production (in recognitions of their obligations to bear their operating costs), an increase of 1% in the discount fee charged by the new credit card processors, increased travel to industry trade and vendor meetings, and increased expenses associated with disseminating advertising material to the airline employees such as the weekly fax communications, printing expenses of the Germany Guide and the Suntrust brochure. The Suntrust brochure was a concept where the Company agreed with Suntrust bank to market selected Company properties to the credit card holders of the bank. The project was abandoned after a poor response rate. Contracts were negotiated during the year with separate travel operators in Germany and Canada where they are able to sell the Company's properties to their respective markets. These operations are expected to significantly increase Company sales over time. The Company is in the process of negotiating with operators in Mexico and Japan for similar agreements.

    The largest expense item for the Company is wages, which equaled $803,436 for the nine months ended September 30, 1997 as compared to $913,837 for the previous year, a decrease of $110,401. The Company reduced salary expenses as of January 1, 1997 through the reduction of personnel and attrition. Another major expense area is management fees. Airfair entered into a management agreement with BEI and IMS effective March 1, 1996, see, "CERTAIN

TRANSACTIONS." Under this agreement, BEI permits Airfair to use office space and certain equipment leased by BEI, and BEI and IMS provide Airfair insurance, payroll services, office supplies and other minor office services. IMS and BEI charge Airfair a management fee equal to 0.5% of Airfair's gross revenue per month for these services. In addition, pursuant to the terms of the Management Agreement, IMS, BEI, and Airfair agreed that Airfair would reimburse BEI for a portion of the direct payroll expenses of certain members of management who serve BEI, IMS, and Airfair (the "Shared Management Members"). The proportion is intended to correspond with the amount of time expended by the Shared Management Members on the business matters of Airfair. These management fees and the payroll reimbursements for Shared Management Members totaled $168,419 for the nine months ended September 30, 1997, as compared to a $15,975 for the nine months of 1996. Prior to the management agreement, all general and administrative expenses of BEI were allocated to Airfair and IMS on a ratio basis. In February 1996, BEI incurred a large one-time gain which exceeded its expenses. As such, both Airfair and IMS were the beneficiaries of an expense credit for that month. Airfair's portion of that allocation was a credit of approximately $142,000.

LIQUIDITY AND CAPITAL RESOURCES

    The Company has a significant accumulated deficit and the Company's auditors for fiscal year 1996 included in their audit opinions a qualification regarding the Company's ability to continue as a going concern. Historically, the Company has had insufficient cash reserves to satisfactorily implement its business strategy and otherwise operate effectively. This has forced the Company to publish and distribute its information on an inconsistent basis, defer payment of certain expenses and otherwise limit its efforts to promote sales growth. As most travel by interliners takes place when there are empty seats on airlines, travel volume tends to decrease when the retail travel industry experiences high traffic volume. Accordingly, generally high retail travel volumes from the middle of November through January usually results in low interline travel volume. As a result the Company normally sees much lower travel sales during the fourth quarter of the year and their can be no assurances that the Company will be able to generate an operating profit for the quarter.

    Since Airfair's inception, it has financed its business growth through internally generated revenue, borrowings from its former sole stockholder, BEI, and borrowings from new stockholders subsequent to its spin-off from BEI. In September, 1996, the Company borrowed $400,000 from seven shareholders ("bridge loans") that were collateralized with 130,868 shares of equity securities that are owned by BEI. BEI executed a Security Pledge Agreement in favor of the lenders. Thereafter, management has taken a different strategy in raising and conserving funds needed for operations in 1997 and thereafter. Since January 1, 1997, management has reduced expenses by approximately $27,000 per month through a reduction in nonessential personnel, changing to a lower priced package delivery service, obtaining more services such as small printing jobs on a trade basis and reducing any other expenses that are not considered absolutely necessary to the ongoing needs of the operation.

    During the prior quarter, the Company raised funds through additional long-term borrowings. The bridge loans were restructured in a transaction whereby the loan-holders agreed to the release of the pledged equity securities in exchange for the following: (1) payment of all accrued interest through April 10, 1997, which was paid in the amount of approximately $29,000, (2) the loan broker received a fee of $20,000, (3) 40,000 Company common stock warrants were issued to the loan broker and 20,000 stock warrants were issued to a principal of the loan broker, all exercisable at $1.00 per share, (4) the bridge loans were converted to 3-year notes bearing 12% annual interest, with principal and interest payable monthly, beginning in May, 1997, the outstanding principal balance is convertible (at note holders' option) into Company common stock at $.50 per share, and no prepayment penalties. Also in April and May, 1997, the Company raised an additional $500,000 from ten investors through the issuance of three-year convertible debentures. The debentures carry an annual interest rate of 7%. Interest and principal are due and payable in annual installments on each anniversary. At the option of the Company, interest payments due prior to the maturity date may be made in shares of common stock of the Company at the rate one share for each $0.50 of interest accrued and payable. The debenture holder has the right at any time prior to maturity to convert all or any portion of the then outstanding principal balance into fully paid and non-assessable shares of common stock of the Company at a conversion price of $0.25 per share of such outstanding principal amount, subject to adjustment from time to time as provided for in the debenture.

    The Company also extinguished (in April, 1997) the $299,963 of notes payable that were incurred in connection with the acquisition of the cruise and magazine division for a cash settlement of $75,000 (See Financial Condition and Changes in Financial Condition above). During the previous quarter, the Company also negotiated the conversion of five accounts payable vendors into notes payable with various terms and conditions (see Note 7 to the financial statements ). The remaining unpaid balance of these vendor notes was $121,933 at September 30,1997. During the current quarter, the Company borrowed an additional $80,000 from one of its existing note holders. This note was repaid subsequent to the end of the quarter. Management has and is continuing to negotiate with its accounts payable vendors in order to work out acceptable payment schedules for all parties.

    As a result of the transactions described in the preceding paragraph, management believes that its existing working capital levels, supplemented by cash expected to be generated by existing operations and cash generated through stock sales or other financing arrangements, will be sufficient to fund the Company's needs over the foreseeable future. The Company is in the process of securing an additional $500,000 bridge loan with an anticipated October 1997 closing date. These funds will be utilized for publications, operating expenses and some offering expenses in anticipation of a public offering prior to the end of 1997. Management's belief is based on a number of assumptions including, without limitation, that increased gross sales will result from increased distribution (both in terms of frequency and number of issues) of the Company's publications and that the Company can continue to operate effectively at reduced levels of operating expenses. There can be no assurance that the foregoing assumptions and the other assumptions relied upon by management will prove accurate and any such inaccuracy may cause the Company to need working capital. Moreover, there are no assurances that the Company will be able to procure any such capital should it be needed and any such inability may have an adverse effect on the Company's business, financial condition and future operating results.

INFLATION

    The Company's results of operations have not been affected by inflation and management does not expect inflation to have a significant effect on its operations in the future because of the short time frame between reservation bookings and the dates of travel.

FORWARD-LOOKING INFORMATION

    From time to time, the Company or its representatives have made or may make forward-looking statements, orally or in writing. Such forward-looking statements may be included in, but not limited to, press releases, oral statements made with the approval of an authorized executive officer or in various filings made by the Company with the Securities and Exchange Commission. Words or phases "will likely result", "are expected to", "will continue", "is anticipated", "estimate", "project or projected", or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("the Reform Act"). The Company wishes to ensure that such statements are accompanied by meaningful cautionary statements, so as to maximize to the fullest extent possible the protections of the safe harbor established in the Reform Act. Accordingly, such statements are qualified in their entirety by reference to and are accompanied by the following discussion of certain important factors that could cause actual results to differ materially from such forward-looking statements.

    Management is currently unaware of any trends or conditions other than those previously mentioned in this management's discussion and analysis that could have a material adverse effect on the Company's consolidated financial position, future results of operations, or liquidity.

    However, investors should also be aware of factors that could have a negative impact on the Company's prospects and the consistency of progress in the areas of revenue generation, liquidity, and generation of capital resources. These include: (i) variations in the mix of hotel, cruise, and magazine revenues, (ii) possible inability to attract investors for its equity securities or otherwise raise adequate funds from any source should the Company seek to do so, (iii) increased governmental regulation, (iv) increased competition, (v) unfavorable outcomes to litigation involving the Company or to which the Company may become a party in the future and, (vi) a very competitive and rapidly changing operating environment. Furthermore, reference is also made to other sections of this report that include factors that could adversely impact the Company's business and financial performance.

    The risks identified here are not all inclusive. New risk factors emerge from time to time and it is not possible for Management to predict all of such risk factors, nor can it assess the impact of all such risk factors on the Company's business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results.

The date of this Information Statement is November__, 1997.

                                   ANNEX A


                         INDEX TO FINANCIAL STATEMENTS

Consolidated Balance Sheets at September 30, 1997 and 1996                                A-2
Consolidated Statements of Operations for the three months ended
  September 30, 1997 and 1996                                                             A-3
Consolidated Statements of Operations for the nine months ended
  September 30, 1997 and 1996                                                             A-4
Consolidated Statements of Cash Flows for the nine months ended
  September 30, 1997 and 1996                                                             A-5
Notes to Financial Statements for the nine months ended September 30, 1997                A-6
Report of Independent Certified Public Accountants (Isler)
  for the Period from November 1, 1995 through October 9, 1996                           A-13
Report of Independent Certified Public Accountants (Andersen, Andersen & Strong)         A-14
Consolidated Balance Sheets at December 31, 1996 and 1995                                A-15
Consolidated Statements of Operations for the Two Years ended
  December 31, 1996 and 1995                                                             A-16
Consolidated Statement of Stockholders' Equity for the Two Years ended
  December 31, 1996 and 1995                                                             A-17
Consolidated Statements of Cash Flows for the Two Years ended
  December 31, 1996 and 1995                                                             A-18
Notes to Consolidated Financial Statements                                               A-19

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS


                                                                         UNAUDITED
                                                                SEPTEMBER 30,    SEPTEMBER 30,
                                                                    1997             1996
                                                                -------------    -------------
ASSETS
CURRENT ASSETS
     Cash and cash equivalents - restricted (Note 2)            $     190,870    $      12,358
     Accounts receivable, net of allowance for
       doubtful accounts of $8,810 in 1997 (Note 2)                    76,254           20,422
     Due from affiliate (Note 6)                                      140,134               --
     Prepaid expenses  (Note 2)                                            --               --
     Prepaid hotel cost (Note 2)                                      565,744          335,051
     Prepaid cruise and tour cost (Note 2)                            810,321          869,299
                                                                -------------    -------------
             Total Current Assets                                   1,783,323        1,237,130
                                                                -------------    -------------
PROPERTY AND EQUIPMENT, AT COST, NET OF
     accumulated depreciation (Notes 2 and 3)                          49,300           49,660
                                                                -------------    -------------
OTHER ASSETS
     Deferred  charges and other assets                                26,113               --
     Intangible assets, net of accumulated
       amortization (Notes 2 and 5)                                   380,838          628,379
                                                                -------------    -------------
                                                                $   2,239,574    $   1,915,169
                                                                =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                           $     343,434    $       4,878
     Other current liabilities                                        482,964          103,259
     Current portion of long-term debt (Note 7)                       337,339          120,396
     Due to affiliate (Note 6)                                             --          568,540
     Deferred hotel revenue (Note 2)                                  501,754          400,501
     Deferred cruise and tour revenue (Note 2)                        827,581        1,043,899
     Deferred subscription revenue                                    118,994           97,162
                                                                -------------    -------------
             Total Current Liabilities                              2,612,066        2,338,633
                                                                -------------    -------------
OTHER LIABILITIES
     Long-term debt (Note 7)                                          803,480          300,267
     Deferred discount (Note 9)                                            --               --
                                                                -------------    -------------
             Total Other Liabilities                                  803,480          300,267
                                                                -------------    -------------
STOCKHOLDERS' (DEFICIT)
     Preferred stock, no par value; authorized
       10,000,000 shares; none issued and outstanding                      --               --
     Common stock $.0001 par value; authorized
       30,000,000 shares; issued and outstanding
       9,522,024 and 9,100,000 shares in 1997 and 1996,
       respectively (Note 11)                                             952            1,000
     Additional paid-in capital (deficit)                             598,208           54,000
     Accumulated deficit                                           (1,775,131)        (778,731)
                                                                -------------    -------------
             Total Stockholders' (Deficit)                         (1,175,971)        (723,731)
                                                                -------------    -------------
                                                                $   2,239,574    $   1,915,169
                                                                =============    =============

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS



                                                                 UNAUDITED
                                                             THREE MONTHS ENDED
                                                        ----------------------------
                                                        SEPTEMBER 30,  SEPTEMBER 30,
                                                            1997           1996
                                                        ------------   -------------
REVENUES
     Hotel revenue                                       $ 1,105,218     $1,206,751
     Cruise and tour revenue                               2,317,601      1,795,151
     Magazine subscription and advertising revenue           178,771         43,122
     Merchandise and other revenue                             5,737         11,498
                                                         -----------     ----------
              Total Revenues                               3,607,327      3,056,523
                                                         -----------     ----------
COST OF SALES
     Hotel cost                                              687,600        933,536
     Cruise and tour cost                                  2,078,279      1,610,736
     Magazine publishing cost                                145,924        168,826
     Merchandise cost                                           --             --
                                                         -----------     ----------
              Total Cost of Sales                          2,911,803      2,713,097
                                                         -----------     ----------
              Gross Profit                                   695,524        343,426
OPERATING EXPENSES
     Selling, general and administrative expenses            305,430        224,568
     Wages                                                   307,805        345,363
     Depreciation and amortization                             9,509         24,004
                                                         -----------     ----------
              Total Operating Expenses                       622,744        593,935
                                                         -----------     ----------
Net Income Before Income Taxes                                72,779       (250,509)
Income Tax Expense                                              --             --
Net Income                                               $    72,779     $ (250,509)
                                                         ===========     ==========
Net Income Per Common Share (Note 2)                     $      0.01     $    (0.03)
                                                         ===========     ==========
Weighted Average Common Shares Outstanding                11,422,869      9,100,000
                                                         ===========     ==========

              The accompanying notes are an integral part of these
                      consolidated financial statements.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                                               UNAUDITED
                                                           NINE MONTHS ENDED
                                                     ------------------------------
                                                     SEPTEMBER 30,   SEPTEMBER 30,
                                                         1997            1996
                                                     -------------   -------------
REVENUES
     Hotel revenue                                   $   3,473,835   $   3,386,886
     Cruise and tour revenue                             5,722,149       4,766,539
     Magazine subscription and advertising revenue         340,276         273,741
     Merchandise and other revenue                          14,013          36,483
                                                     -------------   -------------
              Total Revenues                             9,550,273       8,463,650
                                                     -------------   -------------
COST OF SALES
     Hotel cost                                          2,520,221       2,607,603
     Cruise and tour cost                                5,078,400       4,166,891
     Magazine publishing cost                              396,201         307,946
     Merchandise cost                                         --             1,556
                                                     -------------   -------------
              Total Cost of Sales                        7,994,822       7,083,995
                                                     -------------   -------------
              Gross Profit                               1,555,451       1,379,655

OPERATING EXPENSES
     Selling, general and administrative expenses          704,360         817,814
     Wages                                                 803,436         913,837
     Depreciation and amortization                          29,978          50,743
                                                     -------------   -------------
              Total Operating Expenses                   1,537,774       1,782,394
                                                     -------------   -------------
Net Loss Before Income Taxes                                17,676        (402,739)
Income Tax Expense                                            --              --
Net (Loss)                                           $      17,676   $    (402,739)
                                                     =============   =============
Net (Loss) Per Common Share (Note 2)                 $        0.00   $       (0.04)
                                                     =============   =============
Weighted Average Common Shares Outstanding              11,422,869       9,100,000
                                                     =============   =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

             GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS


                                                                                UNAUDITED
                                                                            NINE MONTHS ENDED
                                                                      ------------------------------
                                                                      SEPTEMBER 30,    SEPTEMBER 30,
                                                                           1997            1996
                                                                      -------------    -------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                              $      17,676    $    (402,739)
Adjustments to reconcile net loss to cash provided by
     operating activities:
              Depreciation and amortization                                  29,978           24,026
              Provision for losses on accounts receivable                         0                0
     Changes in operating assets and liabilities:
              Accounts receivable                                           (56,343)         (20,422)
              Prepaid expenses                                                    0                0
              Prepaid hotel cost                                           (313,400)        (307,966)
              Prepaid cruise and tour cost                                 (231,406)        (869,299)
              Accounts payable                                             (235,554)          (1,909)
              Accrued expenses                                              303,096          103,259
              Receivable from affiliates and other                         (254,460)          92,928
              Deferred hotel revenue                                        115,902          359,377
              Deferred cruise and tour revenue                              203,866        1,043,899
              Deferred subscription revenue                                  13,934           97,162
              Deferred discount                                             (54,644)               0
                                                                      -------------    -------------
                   Net Cash Provided (Used) by Operating Activities        (461,355)         118,316
                                                                      -------------    -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Business acquisitions                                                  224,963         (575,128)
     Purchase of property and equipment                                           0          (17,000)
     Proceeds from sale of equipment                                              0           10,507
                                                                      -------------    -------------
                   Net Cash Provided (Used) by Investing Activities         224,963         (581,621)
                                                                      -------------    -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of common stock                                           0           55,000
     Proceeds from notes payable                                            786,892          459,769
     Repayments of notes payable                                           (402,869)         (39,106)
                                                                      -------------    -------------
                   Net Cash Provided by Financing Activities                384,022          475,663
                                                                      -------------    -------------
     Net Increase (Decrease) in Cash                                        147,630           12,358
     Cash at Beginning of Period                                             43,240                0
     Cash at End of Period                                            $     190,870    $      12,358
                                                                      =============    =============
SUPPLEMENTAL CASH FLOW INFORMATION
     Cash paid during the period for interest                         $      65,288    $      28,732

             The accompanying notes are an integral part of these
                       consolidated financial statements.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
===============================================================================


1. BUSINESS ACTIVITIES

The Company serves a portion of the travel industry known as "interliners". Interliners are the active employees and retirees of the airline industry, who may fly on many carriers for free or at a very significantly reduced fare, along with their families and the friends to whom they pass along their allotments of no-cost or low-cost flying privileges. Interliners are generally able to procure hotel or resort accommodations in destination locations, berths on cruise ships and other travel products at rates representing a courtesy of up to 50% off of established rates, primarily because interliners have a high propensity to travel and tend to travel during off-peak periods when "stand-by" space is available at hotels and resorts and on cruise ships. These factors have led the travel industry to view interline bookings as incremental revenue that supplements normal marketing revenue.

The Company serves both interline travelers and operators (hotels, resort, cruise lines and others) segments of the interline industry through two distinct business units: Interline Adventures, a publication formerly titled Airfair Magazine and Interline TravelReps, which markets hotel-resort space to interliners and specializes in Mexican and Caribbean locations: and cruise and escorted tour packages.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Travel revenue is recognized on a "booked, paid, traveled" basis. This means that all client funds received and all funds paid to travel suppliers prior to the travel date are deferred for income recognition until such time as the client has traveled and the Company has completed its commitment to the client and the travel suppliers. Subscription sales are deferred for income recognition until magazines are delivered to subscribers. (See Note 8.)

The assets "Prepaid Hotel Cost" and "Prepaid Cruise and Tour Cost" represent expenses paid for tours and cruises which have been booked but not yet taken by the customer. The liabilities "Deferred Hotel Revenue" and "Deferred Cruise and Tour Revenue" represent payments received for tours and cruises booked but not recognized as revenue until the customer completes the tour or cruise.

Cash and Cash Equivalents

Substantially all of the balance in the cash account consists of escrow deposits required by Bank One (the previous processor) and Humboldt Bank (the current processor) as a reserve for credit card processing. The Company agreed to establish an escrow balance of 5% of Visa/Mastercard charges until a six month rolling reserve is established with Humboldt Bank. The prior Bank One reserve was partially released in October, 1997. The remaining $50,000 of that reserve will be reviewed by the bank on a month to month basis and funds will be returned to the Company on a gradual basis until fully released by March, 1998. The new reserve with Humboldt Bank was approximately $78,000 at September 30, 1997.

The Company considers all highly liquid instruments purchased with a maturity at the time of purchase of less than three months to be cash equivalents.

Allowance for Uncollectible Accounts

The Company provides an allowance for accounts receivable which are doubtful of collection. The allowance is based upon management's periodic analysis of receivables, evaluation of current economic conditions, and other pertinent factors. Ultimate losses may vary from the current estimates and, as additions to the allowance become necessary, they are charged against earnings in the period in which they become known. Losses are charged and recoveries are credited to the allowance.

Income (Loss) Per Share

The computation of primary income (loss) per share of common stock is based on the weighted average number of common shares outstanding during the period plus (in periods in which they have a dilutive effect) the effect of common shares contingently issuable from stock options and exercise of warrants.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Depreciation and Amortization

Property and equipment are stated at cost. Depreciation is computed on the straight-line method for financial statement purposes. Estimated useful lives range from 5 to 7 years. Intangibles, consisting of "excess of cost over net assets acquired" and non-compete covenants are stated at cost and are being amortized over 40-year and 3-year periods, respectively.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Airfair Publishing Company, Inc. All intercompany transactions have been eliminated.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Stock-Based Compensation

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No.123, Accounting for Stock-Based Compensation. The Company currently accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Since the Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, it has elected to comply with the disclosure requirements set forth in the Statement, which includes disclosing pro forma net income as if the fair value based method of accounting had been applied. (See Note 14.)

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

3. PROPERTY AND EQUIPMENT

Property and equipment at September 30, 1997 and 1996 is as follows:

                                                            1997         1996
                                                          --------     --------
       Property and equipment                             $ 93,795     $ 75,795
       Less accumulated depreciation                       (44,495)     (26,135)
                                                          --------     --------
       Net property and equipment                         $ 49,300     $ 49,660
                                                          ========     ========

Depreciation expense for the quarters ending September 30, 1997 and 1996 was $4,590 and $4,590, respectively. Depreciation expense for the nine months ending September 30, 1997 and 1996 was $13,770 and $12,190, respectively.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. ACQUISITIONS

On December 1, 1994, Inventory Merchandising Services, Inc. (IMS) (a wholly owned subsidiary of Barter Exchange, Inc. (BEI)), acquired the net assets of a business owned by Lou and Claudia Nackos (Nackos) for the assumption of certain liabilities in the amount of $144,394. This resulted in a new operating division called Interline Travel (Interline).

Assets acquired from Nackos consist of the following:

       Cash                                                             $    814
       Excess of cost over net assets acquired                            74,278
       Furniture and fixtures                                             69,302
                                                                        --------
       Total assets acquired                                            $144,394
                                                                        ========

Airfair Publishing, Inc. (Airfair) is a Delaware corporation formed on January 6, 1996. Immediately subsequent to incorporation of Airfair, the assets and liabilities of Interline were transferred by IMS into Airfair. Additionally, existing shareholders of BEI received four shares of Airfair for each share held in BEI, resulting in 8,500,000 shares issued. An additional 600,000 shares were authorized by the Board of Directors and issued to two shareholders, resulting in a total of 9,100,00 shares issued pursuant to the spin-off of the Interline division in IMS to Airfair. Capital of $30,000 was contributed to Airfair by BEI.

On January 13, 1996, (Closing Date) [effective December 31, 1995 (Effective
Date)] Airfair acquired certain assets and assumed certain liabilities of Interline Representatives Ltd. and Airfair Publishing Corp. (IRL/APC) for $593,791.

Assets acquired from IRL/APC consist of the following:

       Furniture and equipment                                            $ 35,000
       Covenant-not-to compete                                              30,000
       Excess of cost over net assets acquired                             528,791
                                                                          --------
       Total assets acquired                                              $593,791
                                                                          ========

Liabilities (unadjusted) assumed from IRL/APC consist of the following:

       Subscription, prepaid advertising, and tour ledger                 $204,326
       Net assets acquired                                                $389,465

Payment for the net assets acquired from IRL/APC is as follows:

       Cash                                                               $ 30,000
       Note payable #1 (see below)                                         201,879
       Note payable #2 (see below)                                         157,586
                                                                          --------
       Total payments (unadjusted)                                        $389,465
                                                                          ========

Both of the promissory notes described above, had identical terms (except as specified) as follows: The annual interest rate on unpaid principal is 12% per annum. Interest only will be due on the unpaid balance on January 31, 1996, February 29, 1996, and March 31, 1996. Thereafter, principal and interest shall be due and payable in monthly installments of $5,593 on Note #1 and $4,366 on Note #2, each payable on the last day of each month, beginning April 30, 1996, until December 31, 1999, when the entire principal and accrued interest remaining unpaid, shall be due and payable in full. These notes were settled in full with a cash payment of $75,000 in April, 1997, when the remaining unpaid balance was $299,963. The difference between the unpaid balance and the settlement of $224,963 was credited to Goodwill which was created at acquisition.

The purchase method of accounting was used to account for the above transactions.

Effective July 19, 1996, Riley Investments, Inc. (Riley) and Airfair executed an Agreement that provided for the merger of MergerCo, a newly-created, wholly-owned subsidiary of Riley, with and into Airfair, which became the surviving corporation, and the conversion of the issued and outstanding Airfair stock into shares of Riley stock on the basis of one share of Riley stock for each share of Airfair stock outstanding on the Effective date. On October 7, 1996, articles of amendment were filed on behalf of Riley wherein the name was changed to Grand Adventures Tour & Travel Publishing Corporation (the Company) with authority to issue 10,000,000, no par, preferred shares and 30,000,000 common shares with a par value of $.0001. The transaction was accounted for as a reverse acquisition.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. INTANGIBLE ASSETS

Intangible assets at September 30, 1997 and 1996 are as follows:

As explained in Note 4 to the financial statements, on December 31, 1994, IMS acquired the net assets of a business owned by Nackos (referred to herein as Interline) and assumed certain liabilities. Of the $144,394 total purchase price, $74,278 represented the excess of the cost over the fair value of net assets acquired. The excess of cost over net assets acquired is amortized on a straight-line basis over 40 years.

As explained in Note 4 to the financial statements, on January 13, 1996, (Closing Date) [effective December 31, 1995 (Effective Date)] Airfair acquired certain assets and assumed certain liabilities of Interline Representatives Ltd. and Airfair Publishing Corp. (IRL/APC) . Of the $593,791 total purchase price, $528,791 represented the excess of the cost over the fair value of net assets acquired and $30,000 represented a covenant-not-to compete. Also amortizable are $16,336 of additional legal and acquisition costs. The excess of cost over net assets acquired is amortized on a straight-line basis over 40 years and the covenant is amortized over 3 years. Also, as explained in Note 4, Goodwill was reduced by $224,963 upon the reduced settlement of the debt incurred in the acquisition.

At September 30, 1997 and 1996, the unamortized cost consists of the following:

                                                          1997          1996
                                                        ---------     ---------
       Cost                                             $ 424,442     $ 649,405
       Less accumulated amortization                      (43,604)      (21,026)
                                                        ---------     ---------

       Net $380,838 $628,379 Amortization expense for the quarters ended September 30, 1997 and 1996, was $4,919 and $6,370, respectively. Amortization expense for the nine months ended September 30, 1997 and 1996, was $16,208 and $19,015, respectively.


6. DUE TO AFFILIATE

The Company entered into a Management Services Agreement with BEI and IMS whereby BEI agreed to permit the Company to use office space and certain computer and telephone equipment leased by the Company, BEI and IMS agreed to provide to the Company certain services including accounting, payroll, services, and the services of certain executive officers and personnel who perform services for Airfair, BEI, and IMS. The Company agreed to pay to BEI and IMS, collectively, a cash sum equal to 1/2% of the Company's gross cash receipts during any month in which the Agreement remains in effect.

The Company and IMS have also entered into an Inventory Marketing Agreement whereby the Company sells certain IMS inventories. The Company is required to make monthly payments to IMS equaling (i) the cash value of the inventory sold plus (ii) 25% of the collected revenue generated from such sales less such cash value. At September 30, 1997, BEI/IMS owed the Company $140,134. At September 30, 1996, the Company owed BEI/IMS $568,540.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7. LONG-TERM DEBT

At September 30, 1997 and 1996 long-term debt consisted of the following:

                                                                                     1997           1996
                                                                                  -----------    -----------
     Notes payable to shareholders, due April 30, 2000 including accrued interest at 12% per annum payable in, in monthly installments, convertible into common stock at a conversion price of $0.50 principal amount for each
share                                                                            $   352,633    $      --
     Note payable at $1,163 per month, including interest at 14% per annum, convertible into common stock at the conversion price of $1.00 principal
amount for each share of common stock, subordinated to senior indebtedness             44,529           --
     Note payable with a repayment schedule based on the release of bank credit card escrow funds, including interest at 6% per annum, maturity date
is April 16, 1998                                                                     116,354           --
     Note payable (acquisition of IRL/APC - see Note 4) at $5,593 per month,
including interest at 12% per annum, collateralized by assets acquired                      0        179,916
     Note payable (acquisition of IRL/APC - see Note 4) at $4,366 per month,
including interest at 12% per annum, collateralized by assets acquired                      0        140,747
     Note payable with interest payments only for 12 months with interest at
12% per annum. Maturity date of August, 1997                                                0        100,000
     Convertible debentures due April, 2000 7% interest only due on each anniversary with principal due at maturity, interest may be paid in shares of common stock at the option of the Company at the rate one share for each
$0.50 of interest due, unpaid principal is convertible into common stock
at a conversion price of $0.25 per share                                              500,000           --
     Note payable at $1,000 per month for six months beginning April 25,1997, then $1,500 per month for six months, the $2,000 per month until paid in full,
with interest at 8% per annum                                                          48,502           --
     Note payable at $4,246 per month beginning April, 1997, with interest at
6% per annum                                                                           23,021           --
     Note payable at $1,154 per month beginning April, 1997, with interest at
10% per annum, maturity date of March, 1999, unpaid balance can be converted
into common stock at $0.50 per share                                                   19,209           --
     Note payable at $1,000 per month beginning May 15,1997 remaining unpaid
balance due June 15, 1998, interest at 9% per annum                                    23,167           --
     Note payable at $556 per month beginning August 5, 1997 with interest at
8% per annum, maturity date of August 5, 1998                                           5,368
     Note payable at $300.00 per month beginning June 15, 1997 for 35 months
at 10% interest per annum                                                               8,035
                                                                                  -----------    -----------
                                                                                    1,140,818        420,663
Less current portion                                                                 (337,339)      (120,396)
                                                                                  -----------    -----------
Total                                                                             $   803,480    $   300,267
                                                                                  ===========    ===========

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. DEFERRED SUBSCRIPTION REVENUE

Subscription sales are deferred as unearned income at the time of sale. Magazine customers normally pay for a one-year or two-year subscription in advance. As magazines are delivered to subscribers, the proportionate share of the subscription price is taken into revenue. Magazine subscription selling expenses are deferred and charged to operations over the same period as the related subscription income is earned.

9. DEFERRED DISCOUNT

In April of 1996, the Company entered into an agreement with a telephone long-distance service provider wherein the Company receives a discount (credit) against its telephone charges provided that its annual volume of telephone usage is equal to at least $240,000 for a period of three years. If the Company fails to meet the minimum usage requirement, the discount will be forfeited. The discount credit balance as of June 30, 1997 is $54,644. The Company renegotiated this contract during the current quarter and as a result this discount became earned and was recognized during this period.

10. INCOME TAXES

The Company had no provision for income taxes at September 30, 1997 and 1996.

There are no reconciling items between the statutory U.S. federal rate and effective rates for the quarters ended September 30, 1997 and 1996.

At September 30, 1997, Interline has a net operating loss carryforward totaling approximately $880,000 that may be offset against future taxable income. If not used, the carryforward will expire in 2011.

11. COMMON STOCK

Riley Investments, Inc. was incorporated as Pace Group International, Inc., ("Pace") in October, 1987 under the laws of the State of Oregon. On September 20, 1995, the stockholders approved a name change of the Company to Riley Investments, Inc. As of November 1, 1995, after the effects of the transaction described below, the Company had no operating assets and was dormant.

On May 23, 1995, the Chairman of the Board, Edwin T. Cornelius, Jr. ("Cornelius"), the Secretary/Treasurer, Joanne Cornelius, and two sons of Mr. and Mrs. Cornelius entered into an option agreement to sell 2,905,486 common shares of Pace they owned to Bridgeworks Capital. The above shareholders, together with another shareholder who was also the son of Mr. and Mrs. Cornelius, owned an aggregate of 3,984,000 common shares of Pace. The option agreement, among other provisions, was subject to shareholder approval of a 1-for-15 reverse stock split of the outstanding shares of Pace common stock and an exchange of substantially all net assets of Pace, including its ownership of 100% of the outstanding common stock of Pace International Research, Inc., for notes payable and unpaid accrued interest thereon owed to Cornelius which approximated $422,000 as of October 31, 1995. The above transaction was approved by the shareholders on September 20, 1995 and became effective November 1, 1995.

Prior to the consummation of the option agreement, Cornelius also transferred 450,000 shares of Pace common stock to two investors who had previously advanced the Company $525,000 in 1987 pursuant to profit-sharing agreements. Under the term of those profit-sharing agreements, the investors were to be paid in full from certain Pace profits. As of October 31, 1995, those investors had not been repaid for their advances.

The remaining Pace common stock owned by the Cornelius family, which aggregated 628,514 shares, were returned to the Company and 588,674 shares were canceled as of December 31, 1996.

Airfair Publishing, Inc. (Airfair) is a Delaware corporation formed on January 6, 1996. Immediately Subsequent to incorporation of Airfair on January 6, 1996, the existing shareholders of BEI received four shares of Airfair for each share held in BEI, resulting in 8,500,000 shares issued. An additional 600,000 shares were authorized by the Board of Directors and issued to two shareholders, resulting in a total of 9,100,000 shares issued pursuant to the spin-off of the Interline division in IMS to Airfair. (See Note 4.) Capital of $30,000 was contributed to Airfair by BEI.

In September of 1996, 25,000 shares of common stock were issued for $25,000.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Effective July 19, 1996, Riley and Airfair executed an Agreement that provided for the merger of MergerCo, a newly-created, wholly-owned subsidiary of Riley, with and into Airfair, which became the surviving corporation, and the conversion of the issued and outstanding Airfair stock into shares of Riley stock on the basis of one share of Riley stock for each share of Airfair stock outstanding on the Effective date. Airfair shares outstanding on the Effective date totaled 9,125,000. On October 7, 1996, articles of amendment were filed on behalf of Riley wherein the name was changed to Grand Adventures Tour & Travel Publishing Corporation with authority to issue 10,000,000, no par, preferred shares and 30,000,000 common shares with a par value of $.0001. Existing shareholders in Riley at the date of conversion held 384,024 shares.

12. LEASING ARRANGEMENTS

As part of the Management Services Agreement with BEI (see Note 6), the Company is allowed access and use of (i) approximately 8,000 square feet of space leased by BEI and (ii) all common areas within the building to which BEI is permitted access. The fees for usage are included in the management services fee calculation under the Management Services Agreement.

13. SUBSEQUENT EVENTS

Subsequent to the end of the September 30,1997 quarter, the Company raised an additional $100,000 through short-term borrowings from an existing shareholder/noteholder. The prior credit card processor also released approximately $50,000 from the escrow reserve being held as security. The Company is also in negotiations with an Underwriter to provide for a $500,000 bridge loan pending a public offering to raise approximately $4,900,000 before discounts and offering fees. The Company anticipates that the bridge loan will be completed before the end of October, 1997 and the offering will be finalized prior to the end of December, 1997. In connection with the bridge financing, the Company is offering the noteholders the right to purchase up to 500,000 shares of stock at a price of $0.0001 per share. If the bridge loan is consummated the Company will have a charge against earnings for the difference in the fair market value of the stock and the discounted value offered to the noteholders.

14. STOCK OPTION PLAN

The Company has a long-term stock incentive plan (LTSIP) that authorizes an aggregate of 1,000,000 shares of common stock for future grants. Options to purchase shares of Airfair common stock granted under the previous Airfair stock option plan were exchanged for comparable options granted under the LTSIP for an equivalent number of shares pursuant to the terms of the Merger as explained in Note 4 to the financial statements. The exercise price of each employee option is $1.00. An option's maximum term is five years. Employee options were granted on August 1, 1996, and February 1, 1997, and vest in three years. The fair value of each option grant is estimated on the grant date using an option-pricing model with the following weighted-average assumptions used for grants in 1996: risk-free interest rate of 6%, and expected lives of 5 years for the options.

A summary of the status of the Company's outstanding stock options as of September 30, 1997 is presented below:


             Outstanding Options                    Exercisable Options
---------------------------------------  -----------------------------------------
                             Weighted-
                              Average
                   Number    Remaining     Weighted-      Number      Weighted-
   Range of     Outstanding Contractual     Average     Exercisable    Average
Exercise Prices   9/30/97      Life      Exercise Price  at 9/30/97 Exercise Price
---------------   -------      ----      --------------  ---------- --------------
    $1.00          361,000   4 years        $1.00          101,667     $1.00
     1.00          449,000   4 years         1.00          110,000      1.00
                 ---------                               ---------

                  810,000                                 211,667
                 =========                               =========

                          Independent Auditor's Report

                                 April 28, 1997

The Board of Director
Riley Investments, Inc.
Lake Oswego, Oregon

          We have audited the accompanying balance sheet of Riley Investments, Inc. as of October 9, 1996, and the related statement of operations, stockholders' equity, and cash flows for the period from November 1, 1995 through October 9, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Riley Investments, Inc. at October 9, 1996, and the results of its operations and its cash flows for the period from November 1, 1995 through October 9, 1996 in conformity with generally accepted accounting principles.



                Isler & Co., L.L.C.
                Portland, Oregon

To The Board of Directors
  of Grand Adventures Tour & Travel Publishing Corporation and Subsidiary Austin, Texas


We have audited the accompanying consolidated balance sheets of Grand Adventures Tour & Travel Publishing Corporation (formerly Riley Investments, Inc.) for the period November 1, 1996 through December 31, 1996, and its subsidiary (Airfair Publishing, Inc.) for the years ended December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for the periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Grand Adventures Tour & Travel Publishing Corporation (formerly Riley Investments, Inc.), whose financial statements are immaterial in relation to the consolidated financial statements, for the years ended October 31, 1996 and 1995. Those statements were examined by other auditors whose reports have been furnished to us and our opinion expressed herein, insofar as it relates to the amounts included for Grand Adventures Tour & Travel Publishing Corporation, is based solely on the reports of the other auditors.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Grand Adventures Tour & Travel Publishing Corporation and subsidiary as of December 31, 1996 and 1995, and the results of their operations for the years then ended, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 15. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Andersen Andersen & Strong, L.C.
April 4, 1997
(except for Note 15, as to which the date is May 1, 1997)
Salt Lake City, Utah

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

===============================================================================

ASSETS                                                              1996             1995
                                                                -------------    -------------
CURRENT ASSETS
     Cash and cash equivalents - restricted (Note 2)            $      43,240    $        --
     Accounts receivable, net of allowance for
              doubtful accounts of $8,810 in 1996 (Note 2)             19,911             --
     Prepaid hotel cost (Note 2)                                      252,344           27,085
     Prepaid cruise and tour cost (Note 2)                            578,915             --
                                                                -------------    -------------
             Total Current Assets                                     894,410           27,085
                                                                -------------    -------------
PROPERTY AND EQUIPMENT, AT COST, NET OF
     accumulated depreciation (Notes 2 and 3)                          63,070           48,179
                                                                -------------    -------------
OTHER ASSETS
     Intangible assets, net of accumulated
              amortization (Notes 2 and 5)                            622,009           72,266
                                                                -------------    -------------
                                                                $   1,579,489    $     147,530
                                                                =============    =============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                                           $     578,988    $       6,787
     Other current liabilities                                        179,868             --
     Due to affiliate (Note 6)                                         88,213          475,611
     Current portion of long-term debt (Note 7)                       502,573             --
     Deferred hotel revenue (Note 2)                                  385,852           41,124
     Deferred cruise and tour revenue (Note 2)                        623,715             --
     Deferred subscription revenue                                    105,060             --
                                                                -------------    -------------
             Total Current Liabilities                              2,464,269          523,522
                                                                -------------    -------------
OTHER LIABILITIES
     Long-term debt (Note 7)                                          254,223             --
     Deferred discount (Note 9)                                        54,644             --
                                                                -------------    -------------
             Total Other Liabilities                                  308,867             --
                                                                -------------    -------------
STOCKHOLDERS' (DEFICIT)
     Preferred stock, no par value; authorized
             10,000,000 shares; none issued and outstanding              --               --
     Common stock $.0001 par value; authorized
             30,000,000 shares; issued and outstanding
             9,509,024 and 9,100,000 shares in 1996 and 1995,
             respectively  (Note 11)                                      951            9,100
     Additional paid-in capital (deficit)                             598,209           (9,100)
     Accumulated deficit                                           (1,792,807)        (375,992)
                                                                -------------    -------------
             Total Stockholders' (Deficit)                         (1,193,647)        (375,992)
                                                                -------------    -------------
                                                                $   1,579,489    $     147,530
                                                                =============    =============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                           DECEMBER 31, 1996 AND 1995

===============================================================================

                                                         1996            1995
                                                     ------------    ------------
REVENUES
     Hotel revenue                                   $  4,249,454    $  2,289,018
     Cruise and tour revenue                            6,339,179            --
     Magazine subscription and advertising revenue        374,789            --
     Merchandise and other revenue                         39,904          37,874
                                                     ------------    ------------
              Total Revenues                           11,003,326       2,326,892
                                                     ------------    ------------
COST OF SALES
     Hotel cost                                         3,273,552       1,751,919
     Cruise and tour cost                               5,562,876            --
     Magazine publishing cost                              75,120            --
     Merchandise cost                                       2,340          13,822
                                                     ------------    ------------
              Total Cost of Sales                       8,913,888       1,765,741
                                                     ------------    ------------
              Gross Profit                              2,089,438         561,151

OPERATING EXPENSES
     Selling, general and administrative expenses       1,816,025         530,488
     Wages                                              1,111,081         342,544
     Depreciation and amortization                         34,987          52,863
                                                     ------------    ------------
              Total Operating Expenses                  2,962,093         925,895
                                                     ------------    ------------
Net Loss Before Income Taxes                             (872,655)       (364,744)
Income Tax Expense                                           --              --
Net (Loss)                                           $   (872,655)   $   (364,744)
                                                     ============    ============
Net (Loss) Per Common Share (Note 2)                 $      (0.09)   $      (0.04)
                                                     ============    ============
Weighted Average Common Shares Outstanding              9,530,007       9,100,000
                                                     ============    ============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                           DECEMBER 31, 1996 AND 1995

===============================================================================

                                                  COMMON STOCK           ADDITIONAL
                                           --------------------------      PAID-IN       RETAINED
                                             SHARES         AMOUNT         CAPITAL        DEFICIT         TOTAL
                                           -----------    -----------    -----------    -----------    -----------
GRAND ADVENTURES TOUR & TRAVEL
PUBLISHING CORPORATION (FORMERLY
RILEY INVESTMENTS, INC.)
BALANCE AT OCTOBER 31, 1994                  5,800,531    $       580    $   543,580    $  (764,168)   $  (220,008)
Net loss                                          --             --             --         (133,220)      (133,220)
                                           -----------    -----------    -----------    -----------    -----------

BALANCE AT OCTOBER 31, 1995                  5,800,531    $       580        543,580       (897,388)      (353,228)
Cancellation of shares                        (588,674)           (59)            59           --             --
Effect of 1-for-15 reverse stock
split (exclusive of fractional shares)      (4,827,833)          (483)           483           --             --
Airfair shares converted to shares in
the Company                                  9,125,000            913         54,087           --           55,000
Net income (prior to merger)                      --             --             --          353,228        353,228
                                           -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 1996                 9,509,024    $       951    $   598,209    $  (544,160)   $    55,000
                                           ===========    ===========    ===========    ===========    ===========

AIRFAIR PUBLISHING, INC
BALANCE DECEMBER 31, 1994                         --      $      --      $      --      $   (11,248)   $   (11,248)
Issuance of shares pursuant to
spin-off of Airfair from IMS                 9,100,000          9,100         (9,100)          --             --
Net loss                                          --             --             --         (364,744)      (364,744)
                                           -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 1995                 9,100,000          9,100         (9,100)      (375,992)      (375,992)
Contribution of capital                           --             --           30,000           --           30,000
Issuance of common shares
($1.00 per share)                               25,000             25         24,975           --           25,000
Exchange of Airfair shares
for shares in the Company                   (9,125,000)        (9,125)       (45,875)          --          (55,000)
Net loss                                          --             --             --         (872,655)      (872,655)
                                           -----------    -----------    -----------    -----------    -----------

BALANCE AT DECEMBER 31, 1996                      --      $      --      $      --      $(1,248,647)   $(1,248,647)
                                           ===========    ===========    ===========    ===========    ===========

CONSOLIDATED BALANCES AT
 DECEMBER 31, 1996                           9,509,024    $       951    $   598,209    $(1,792,807)   $(1,193,647)
                                           ===========    ===========    ===========    ===========    ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

             GRAND ADVENTURES TOUR & TRAVEL PUBLISHING CORPORATION
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                          1996           1995
                                                                      -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                              $  (872,655)   $  (364,744)
Adjustments to reconcile net loss to cash provided by
     operating activities:
              Depreciation and amortization                                34,987         21,355
              Provision for losses on accounts receivable                   8,810           --
             Changes in operating assets and liabilities:
              Accounts receivable                                         (28,720)          --
              Prepaid hotel cost                                         (225,260)       (14,015)
              Prepaid cruise and tour cost                               (578,915)          --
              Accounts payable                                            629,710           --
              Accrued expenses                                            122,307       (137,607)
              Payroll taxes payable                                            52           --
              Payable to affiliates and other                            (387,397)       491,874
              Deferred hotel revenue                                      344,728          3,137
              Deferred cruise and tour revenue                            623,715           --
              Deferred subscription revenue                               105,060           --
              Deferred discount                                            54,643           --
                                                                      -----------    -----------
                   Net Cash Provided (Used) by Operating Activities      (168,935)          --
                                                                      -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Business acquisitions                                               (575,128)          --
     Purchase of property and equipment                                   (35,000)          --
     Proceeds from sale of equipment                                       10,507           --
                                                                      -----------    -----------
                   Net Cash Provided (Used) by Investing Activities      (599,621)          --
                                                                      -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from sale of common stock                                    55,000           --
     Proceeds from notes payable                                          909,465           --
     Repayments of notes payable                                         (152,669)          --
                                                                      -----------    -----------
                   Net Cash Provided by Financing Activities              811,796           --
                                                                      -----------    -----------
     Net Increase (Decrease) in Cash                                       43,240           --
     Cash at Beginning of Period                                             --             --
     Cash at End of Period                                            $    43,240    $      --
                                                                      ===========    ===========
SUPPLEMENTAL CASH FLOW INFORMATION
     Cash paid during the year for interest                           $    38,402    $      --

             The accompanying notes are an integral part of these
                       consolidated financial statements.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

===============================================================================

1. BUSINESS ACTIVITIES

The Company serves a portion of the travel industry known as "interliners". Interliners are the active employees and retirees of the airline industry, who may fly on many carriers for free or at a very significantly reduced fare, along with their families and the friends to whom they pass along their allotments of no-cost or low-cost flying privileges. Interliners are generally able to procure hotel or resort accommodations in destination locations, berths on cruise ships and other travel products at rates representing a courtesy of up to 50% off of established rates, primarily because interliners have a high propensity to travel and tend to travel during off-peak periods when "stand-by" space is available at hotels and resorts and on cruise ships. These factors have led the travel industry to view interline bookings as incremental revenue that supplements normal marketing revenue.

The Company serves both interline travelers and operators (hotels, resort, cruise lines and others) segments of the interline industry through three distinct business units: Interline Adventures, a publication formerly titled Airfair Magazine: Interline Travel, which markets hotel-resort space to interliners and specializes in Mexican and Caribbean locations: and Interline Representatives, Ltd., which markets cruise and escorted tour packages to interliners.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition

Travel revenue is recognized on a "booked, paid, traveled" basis. This means that all client funds received and all funds paid to travel suppliers prior to the travel date are deferred for income recognition until such time as the client has traveled and the Company has completed its commitment to the client and the travel suppliers. Subscription sales are deferred for income recognition until magazines are delivered to subscribers. (See Note 8.)

The assets "Prepaid Hotel Cost" and "Prepaid Cruise and Tour Cost" represent expenses paid for tours and cruises which have been booked but not yet taken by the customer. The liabilities "Deferred Hotel Revenue" and "Deferred Cruise and Tour Revenue" represent payments received for tours and cruises booked but not recognized as revenue until the customer completes the tour or cruise.

Cash and Cash Equivalents

Substantially all of the balance in the cash account consists of an escrow deposit required by Bank One as a reserve for credit card processing. The Company has agreed to establish an escrow balance of $125,000 to be funded by depositing amounts equal to 5% of the prior week's gross sales deposit activity on a weekly basis commencing September 9, 1996, for a six week period. Commencing the 7th week, the Company agreed to deposit $5,000 per week for a 4-week period, and commencing the 11th week, a deposit of $10,000 per week until the reserve is fully funded. As of December 31, 1996, the Company had funded the escrow account to a balance of $42,876, and as of the date of the audit report, the balance in the account is $105,376.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)-

Cash and Cash Equivalents (continued)

The Company considers all highly liquid instruments purchased with a maturity at the time of purchase of less than three months to be cash equivalents.

Allowance for Uncollectible Accounts

The Company provides an allowance for accounts receivable which are doubtful of collection. The allowance is based upon management's periodic analysis of receivables, evaluation of current economic conditions, and other pertinent factors. Ultimate losses may vary from the current estimates and, as additions to the allowance become necessary, they are charged against earnings in the period in which they become known. Losses are charged and recoveries are credited to the allowance.

Income (Loss) Per Share

The computation of primary income (loss) per share of common stock is based on the weighted average number of common shares outstanding during the period plus (in periods in which they have a dilutive effect) the effect of common shares contingently issuable from stock options and exercise of warrants.

Depreciation and Amortization

Property and equipment are stated at cost. Depreciation is computed on the straight-line method for financial statement purposes. Estimated useful lives range from 5 to 7 years. Intangibles, consisting of "excess of cost over net assets acquired" and non-compete covenants are stated at cost and are being amortized over 40-year and 3-year periods, respectively.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary Airfair Publishing Company, Inc. All intercompany transactions have been eliminated.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)-

Stock-Based Compensation

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No.123, Accounting for Stock-Based Compensation. The Company currently accounts for its stock-based compensation plans using the accounting prescribed by Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees. Since the Company is not required to adopt the fair value based recognition provisions prescribed under SFAS No. 123, it has elected to comply with the disclosure requirements set forth in the Statement, which includes disclosing pro forma net income as if the fair value based method of accounting had been applied. (See Note 14.)

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were assumed in preparing the financial statements.

3. PROPERTY AND EQUIPMENT

Property and equipment at December 31, 1996 and 1995 is as follows:

                                                         1996            1995
                                                       --------        --------
       Property and equipment                          $ 93,795        $ 69,302

       Less accumulated depreciation                    (30,725)        (21,123)
                                                       --------        --------
       Net property and equipment                      $ 63,070        $ 48,179
                                                       ========        ========

Depreciation expense for the years ending December 31, 1996 and 1995 was $9,601 and $19,498, respectively.

4. ACQUISITIONS

On December 1, 1994, Inventory Merchandising Services, Inc. (IMS) (a wholly owned subsidiary of Barter Exchange, Inc. (BEI)), acquired the net assets of a business owned by Lou and Claudia Nackos (Nackos) for the assumption of certain liabilities in the amount of $144,394. This resulted in a new operating division called Interline Travel (Interline).

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


4. ACQUISITIONS (Continued)-

Assets acquired from Nackos consist of the following:

       Cash                                                             $    814
       Excess of cost over net assets acquired                            74,278
       Furniture and fixtures                                             69,302
                                                                        --------
       Total assets acquired                                            $144,394
                                                                        ========

Airfair Publishing, Inc. (Airfair) is a Delaware corporation formed on January 6, 1996. Immediately subsequent to incorporation of Airfair, the assets and liabilities of Interline were transferred by IMS into Airfair. Additionally, existing shareholders of BEI received four shares of Airfair for each share held in BEI, resulting in 8,500,000 shares issued. An additional 600,000 shares were authorized by the Board of Directors and issued to two shareholders, resulting in a total of 9,100,00 shares issued pursuant to the spin-off of the Interline division in IMS to Airfair. Capital of $30,000 was contributed to Airfair by BEI.

On January 13, 1996, (Closing Date) [effective December 31, 1995 (Effective
Date)] Airfair acquired certain assets and assumed certain liabilities of Interline Representatives Ltd. and Airfair Publishing Corp. (IRL/APC) for $593,791.

Assets acquired from IRL/APC consist of the following:

       Furniture and equipment                                            $ 35,000
       Covenant-not-to compete                                              30,000
       Excess of cost over net assets acquired                             528,791
                                                                          --------

       Total assets acquired                                              $593,791
                                                                          ========

Liabilities (unadjusted) assumed from IRL/APC consist of the following:

       Subscription, prepaid advertising, and tour ledger                 $204,326
                                                                          --------

       Net assets acquired                                                $389,465
                                                                          ========

Payment for the net assets acquired from IRL/APC is as follows:

       Cash                                                               $ 30,000
       Note payable #1 (see below)                                         201,879
       Note payable #2 (see below)                                         157,586
                                                                          --------

       Total payments (unadjusted)                                        $389,465
                                                                          ========

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


4. ACQUISITIONS (Continued)-

Both of the promissory notes described above, have identical terms (except as specified) as follows: The annual interest rate on unpaid principal is 12% per annum. Interest only will be due on the unpaid balance on January 31, 1996, February 29, 1996, and March 31, 1996. Thereafter, principal and interest shall be due and payable in monthly installments of $5,593 on Note #1 and $4,366 on Note #2, each payable on the last day of each month, beginning April 30, 1996, until December 31, 1999, when the entire principal and accrued interest remaining unpaid, shall be due and payable in full.

The purchase method of accounting was used to account for the above transactions.

The following unaudited pro forma information has been prepared assuming that the above acquisitions had occurred at the beginning of 1995. Permitted pro forma adjustments include only the effects of events directly attributable to a transaction that are factually supportable and expected to have a continuing impact. Pro forma adjustments reflecting anticipated "efficiencies" in operation resulting from a transaction are, under most circumstances, not permitted. As a result of the limitations imposed with regard to the types of permitted pro forma adjustments, the Company believes that this unaudited pro forma information is not indicative of future results of operations, nor the results of historical operations had the above acquisitions been consummated as of the assumed date.

                                                                    Unaudited
                                                                       1995
                                                                    -----------
       Revenues                                                     $ 9,077,000
       Gross profit                                                   1,825,000
       Net (loss)                                                      (414,000)
       Net (loss) per weighted average
          common share                                                     (.04)

Effective July 19, 1996, Riley Investments, Inc. (Riley) and Airfair executed an Agreement that provided for the merger of MergerCo, a newly-created, wholly-owned subsidiary of Riley, with and into Airfair, which became the surviving corporation, and the conversion of the issued and outstanding Airfair stock into shares of Riley stock on the basis of one share of Riley stock for each share of Airfair stock outstanding on the Effective date. On October 7, 1996, articles of amendment were filed on behalf of Riley wherein the name was changed to Grand Adventures Tour & Travel Publishing Corporation (the Company) with authority to issue 10,000,000, no par, preferred shares and 30,000,000 common shares with a par value of $.0001. The transaction was accounted for as a reverse acquisition.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995



5. INTANGIBLE ASSETS

Intangible assets at December 31, 1996 and 1995 are as follows:

As explained in Note 4 to the financial statements, on December 31, 1994, IMS acquired the net assets of a business owned by Nackos (referred to herein as Interline) and assumed certain liabilities. Of the $144,394 total purchase price, $74,278 represented the excess of the cost over the fair value of net assets acquired. The excess of cost over net assets acquired is amortized on a straight-line basis over 40 years.

As explained in Note 4 to the financial statements, on January 13, 1996, (Closing Date) [effective December 31, 1995 (Effective Date)] Airfair acquired certain assets and assumed certain liabilities of Interline Representatives Ltd. and Airfair Publishing Corp. (IRL/APC) . Of the $593,791 total purchase price, $528,791 represented the excess of the cost over the fair value of net assets acquired and $30,000 represented a covenant-not-to compete. Also amortizable are $16,336 of additional legal and acquisition costs. The excess of cost over net assets acquired is amortized on a straight-line basis over 40 years and the covenant is amortized over 3 years.

At December 31, 1996 and 1995, the unamortized cost consists of the following:

                                                        1996            1995
                                                      ---------        --------
       Cost                                           $ 649,405        $ 74,278
       Less accumulated amortization                    (27,396)         (2,012)
                                                      ---------        --------

       Net                                            $ 622,009        $ 72,266
                                                      =========        ========

Amortization expense for the years ended December 31, 1996 and 1995, was $25,386 and $1,857, respectively.

6. DUE TO AFFILIATE

The Company entered into a Management Services Agreement with BEI and IMS whereby BEI agreed to permit the Company to use office space and certain computer and telephone equipment leased by the Company, BEI and IMS agreed to provide to the Company certain services including accounting, payroll, services, and the services of certain executive officers and personnel who perform services for Airfair, BEI, and IMS. The Company agreed to pay to BEI and IMS, collectively, a cash sum equal to 1/2% of the Company's gross cash receipts during any month in which the Agreement remains in effect.

The Company and IMS have also entered into an Inventory Marketing Agreement whereby the Company sells certain IMS inventories. The Company is required to make monthly payments to IMS equaling (i) the cash value of the inventory sold plus (ii) 25% of the collected revenue generated from such sales less such cash value.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


6. DUE TO AFFILIATE (Continued)

In order to provide short-term financing for the Company's operations, BEI has advanced certain amounts to the Company for the above services. At December 31, 1996 and 1995, the Company owed BEI $88,213 and $475,611, respectively.

7. LONG-TERM DEBT

At December 31, 1996 and 1995 long-term debt consisted of the following:

                                                                1996          1995
                                                              ----------    ----------

Notes payable to shareholders, due September 30, 1997
including accrued interest at 14% per annum,
collateralized by marketable securities and other
property pursuant to a Security-Agreement Pledge
executed by BEI in favor of the lenders                       $  400,000    $     --

Note payable at $1,163 per month, including
interest at 14% per annum, convertible into
common stock at the conversion price of $1.00
principal amount for each share of common
stock, subordinated to senior indebtedness                        50,000          --

Note payable (acquisition of IRL/APC - see Note
4) at $5,593 per month, including interest at
12% per annum, collateralized by assets acquired                 172,300          --

Note payable (acquisition of IRL/APC - see Note
4) at $4,366 per month, including interest at
12% per annum, collateralized by assets acquired                 134,496          --
                                                              ----------    ----------

                                                                 756,796          --
Less current portion                                            (502,573)         --
                                                              ----------    ----------

Total                                                         $  254,223    $     --
                                                              ==========    ==========

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


7. LONG-TERM DEBT (Continued)-

The annual maturities of long-term debt for the next five years are as follows:

   Year ending
   December 31,                                                           Amount
   ------------                                                           ------
       1997                                                              $502,573
       1998                                                               108,048
       1999                                                               121,944
       2000                                                                11,274
       2001                                                                12,957
                                                                         --------

       Total                                                             $756,796
                                                                         ========

8. DEFERRED SUBSCRIPTION REVENUE

Subscription sales are deferred as unearned income at the time of sale. Magazine customers normally pay for a one-year or two-year subscription in advance. As magazines are delivered to subscribers, the proportionate share of the subscription price is taken into revenue. Magazine subscription selling expenses are deferred and charged to operations over the same period as the related subscription income is earned.

9. DEFERRED DISCOUNT

In April of 1996, the Company entered into an agreement with a telephone long-distance service provider wherein the Company receives a discount (credit) against its telephone charges provided that its annual volume of telephone usage is equal to at least $240,000 for a period of three years. If the Company fails to meet the minimum usage requirement, the discount will be forfeited. The discount credit balance as of December 31, 1996 is $54,644.

10 . INCOME TAXES

The components of the provision for income taxes at December 31, 1996 and 1995 are as follows:

                                                               1996        1995
                                                            ---------   ---------
       Current tax expense                                  $    --     $    --
       Deferred tax expense                                      --          --
                                                            ---------   ---------

       Income tax expense                                   $    --     $    --
                                                            =========   =========

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995

10. INCOME TAXES (Continued)-

The tax effects of temporary differences and carryforwards that give rise to significant portions of deferred tax assets and liabilities consist of the following:

                                         1996           1995
                                      -----------    -----------
Deferred tax assets:
   Accounts receivable                $     2,995    $      --
   Net operating loss carryforwards       299,517           --
                                      -----------    -----------

Gross deferred tax assets                 302,512           --
   Valuation allowance                   (290,770)          --
                                      -----------    -----------

Total deferred tax assets                  11,742           --
                                      -----------    -----------

Deferred tax liabilities:
   Fixed assets                             4,513           --
   Intangible assets                        7,229           --
                                      -----------    -----------

Total deferred tax liabilities             11,742           --
                                      -----------    -----------

Net deferred tax asset (liability)    $      --      $      --
                                      ===========    ===========

There are no reconciling items between the statutory U.S. federal rate and effective rates for the years ended December 31, 1996 and 1995.

At December 31, 1996, Interline has a net operating loss carryforward totaling approximately $880,000 that may be offset against future taxable income. If not used, the carryforward will expire in 2011.

11. COMMON STOCK

Riley Investments, Inc. was incorporated as Pace Group International, Inc., ("Pace") in October, 1987 under the laws of the State of Oregon. On September 20, 1995, the stockholders approved a name change of the Company to Riley Investments, Inc. As of November 1, 1995, after the effects of the transaction described below, the Company had no operating assets and was dormant.

On May 23, 1995, the Chairman of the Board, Edwin T. Cornelius, Jr. ("Cornelius"), the Secretary/Treasurer, Joanne Cornelius, and two sons of Mr. and Mrs. Cornelius entered into an option agreement to sell 2,905,486 common shares of Pace they owned to Bridgeworks Capital. The above shareholders, together with another shareholder who was also the son of Mr. and Mrs. Cornelius, owned an aggregate of 3,984,000 common shares of Pace. The option agreement, among other provisions, was subject to shareholder approval of a 1-for-15 reverse stock split of the outstanding shares of Pace common stock and an exchange of substantially all net assets of Pace, including its ownership of 100% of the outstanding common stock of Pace International

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


11. COMMON STOCK (Continued)-

Research, Inc., for notes payable and unpaid accrued interest thereon owed to Cornelius which approximated $422,000 as of October 31, 1995. The above transaction was approved by the shareholders on September 20, 1995 and became effective November 1, 1995.

Prior to the consummation of the option agreement, Cornelius also transferred 450,000 shares of Pace common stock to two investors who had previously advanced the Company $525,000 in 1987 pursuant to profit-sharing agreements. Under the term of those profit-sharing agreements, the investors were to be paid in full from certain Pace profits. As of October 31, 1995, those investors had not been repaid for their advances.

The remaining Pace common stock owned by the Cornelius family, which aggregated 628,514 shares, were returned to the Company and 588,674 shares were canceled as of December 31, 1996.

Airfair Publishing, Inc. (Airfair) is a Delaware corporation formed on January 6, 1996. Immediately Subsequent to incorporation of Airfair on January 6, 1996, the existing shareholders of BEI received four shares of Airfair for each share held in BEI, resulting in 8,500,000 shares issued. An additional 600,000 shares were authorized by the Board of Directors and issued to two shareholders, resulting in a total of 9,100,000 shares issued pursuant to the spin-off of the Interline division in IMS to Airfair. (See Note 4.) Capital of $30,000 was contributed to Airfair by BEI.

In September of 1996, 25,000 shares of common stock were issued for $25,000.

Effective July 19, 1996, Riley and Airfair executed an Agreement that provided for the merger of MergerCo, a newly-created, wholly-owned subsidiary of Riley, with and into Airfair, which became the surviving corporation, and the conversion of the issued and outstanding Airfair stock into shares of Riley stock on the basis of one share of Riley stock for each share of Airfair stock outstanding on the Effective date. Airfair shares outstanding on the Effective date totaled 9,125,000. On October 7, 1996, articles of amendment were filed on behalf of Riley wherein the name was changed to Grand Adventures Tour & Travel Publishing Corporation with authority to issue 10,000,000, no par, preferred shares and 30,000,000 common shares with a par value of $.0001.
Existing shareholders in Riley at the date of conversion held 384,024 shares.

12. LEASING ARRANGEMENTS

As part of the Management Services Agreement with BEI (see Note 6), the Company is allowed access and use of (i) approximately 8,000 square feet of space leased by BEI and (ii) all common areas within the building to which BEI is permitted access. The fees for usage are included in the management services fee calculation under the Management Services Agreement.

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


13. SUBSEQUENT EVENTS

On February 13, 1997, the Company borrowed $40,000, payable to a trust established by a stockholder of the company. Interest accrues at the rate of 12% per annum. Payments shall be due from time to time as follows: (i) immediately after ascertaining that any check received in payment of any Pledged Account, as designated in the Pledge Agreement, the Company shall make a payment in the amount of such check; (ii) immediately after the Company utilizes any credit issued by any advertiser in payment of any Pledged Account, the Company shall make a payment in the amount of such utilization; and (iii) on May 15, 1997 (the maturity date), the Company shall pay the entire unpaid principal and interest. The promissory note is secured by (i) the secured interest granted in the Pledged Accounts and intangible assets, and (ii) the security interests granted in certain marketable securities and warrants pursuant to the provisions of the Security Agreement-Pledge executed by the Company and BEI Holdings, Inc. in favor of the lender.

On January 31, 1997, an account payable in the amount of $36,906 was converted into a note payable with the following terms: Nine Monthly payments of $4,246, including interest at 6% per annum. (Also, see Note 15.)

14. STOCK OPTION PLAN

The Company has a long-term stock incentive plan (LTSIP) that authorizes an aggregate of 1,000,000 shares of common stock for future grants. Options to purchase shares of Airfair common stock granted under the previous Airfair stock option plan were exchanged for comparable options granted under the LTSIP for an equivalent number of shares pursuant to the terms of the Merger as explained in Note 4 to the financial statements. Under the plan, the exercise price of each employee option is $1.00 and the exercise price of options granted to shareholders range from $.50 to $1.00. An option's maximum term is five years. Employee options were granted on August 1, 1996 and vest in three years. Other options are fully vested. The fair value of each option grant is estimated on the grant date using an option-pricing model with the following weighted-average assumptions used for grants in 1996: risk-free interest rate of 6%, and expected lives of 5 years for the options.

A summary of the status of the Company's stock option plan as of December 31, 1996, and the changes during the year ending December 31, 1996 is presented below:

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995

14. STOCK OPTION PLAN (Continued)-

                                                               Weighted Average
Fixed Options                                        Shares     Exercise Price
-----------------------------------------------------------    ----------------
Balance - January 1, 1996                              --           $  --
Granted - Stockholders                             1,014,466          0.94
Granted - Employees                                  305,000          1.00
Exercised                                              --              --
Forfeited                                              --              --
                                                  ----------
Balance, - December 31, 1996                       1,319,466
                                                  ==========

Exercisable at December 31, 1996                   1,116,133
Weighted-average fair value of options
    granted during the year                       $      .38
                                                  ==========

The following table summarizes information about fixed stock options outstanding at December 31, 1996:

             Outstanding Options                    Exercisable Options
---------------------------------------  -----------------------------------------
                             Weighted-
                              Average
                   Number    Remaining     Weighted-      Number      Weighted-
   Range of     Outstanding Contractual     Average     Exercisable    Average
Exercise Prices  12/31/96      Life      Exercise Price at 12/31/96 Exercise Price
---------------  --------   -----------  -------------- ----------- --------------
    $1.00        1,014,466     4 years        $ .94       1,014,466     $ .94
     1.00          305,000     4 years         1.00         101,667      1.00
                 ---------                                ---------

                 1,319,466                                1,116,133
                 =========                                =========

If the Company had used the fair value based method of accounting for its employee stock option plan, as prescribed by Statement of Financial Accounting Standard No. 123, compensation cost in net loss for the year ended December 31, 1996 would have increased by $38,400, resulting in a net loss of $911,055, net of tax, and a loss per common share of $.10.

15. GOING-CONCERN

As shown is the accompanying financial statements, the Company incurred net losses during the years ended December 31, 1996 and 1995 of $872,655 and $364,744, respectfully, and as of December 31, 1996 and 1995, current liabilities exceeded its current assets by $1,569,859 and $496,437, respectively. Those factors could create an uncertainty about the Company's ability to continue as a going concern. Since January 1, 1997, management has reduced expenses by approximately $40,000 per month through a reduction in nonessential personnel, changing to a lower priced package delivery service, obtaining more services such as small printing jobs on a trade basis and reducing any other expenses that are not considered absolutely necessary to the

                   GRAND ADVENTURES TOUR & TRAVEL PUBLISHING
                           CORPORATION AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                           DECEMBER 31, 1996 AND 1995


15. GOING CONCERN  (Continued)-

ongoing needs of the operation. Subsequent to the date of the audit report, the Company raised funds through additional long-term borrowings. Loans to shareholders in the amount of $400,000 (see Note 7) were restructured whereby, the loan holders agreed to release the equity securities held as collateral pursuant to a Security-Agreement Pledge executed by BEI in favor of the loanholders in exchange for the following conditions: (1) payment of all accrued interest as of April 10, 1997 (which amounted to approximately $29,000), (2) the loan broker (Avonwood Capital) is to receive a fee of $20,000, (3) 40,000 Company common stock warrants to be issued to Avonwood Capital and 20,000 stock warrants to Stan Moyer (a principal of Avonwood), all exercisable at $1.00 per share, (4) conversion of the existing $400,000 notes to new 3 year notes at a 12% annual interest rate, with principal and interest payable monthly, beginning in May, 1997, (5) the outstanding principal balance is convertible (at the note holders' option) to Company common stock at $.50 per share, and (6) no prepayment penalties.

With the release of the equity securities, the Company obtained a margin loan of $185,000 with the equity securities as collateral with the Principal Financial Group in April, 1997. Also in April, 1997, the Company raised an additional $500,000 from ten investors through the issuance of three-year convertible debentures. The debentures carry an annual interest rate of 7%. Interest and principal are due and payable in annual installments on each anniversary. At the option of the Company, interest payments due prior to the maturity date may be made in shares of common stock of the Company at the rate one share for each $.50 of interest accrued and payable. The debenture holder has the right at any time prior to maturity, to convert all or any portion of the then outstanding principal balance into fully paid and non-assessable shares of common stock of the Company at a conversion price of $.25 per share of such outstanding principal amount, subject to adjustment from time to time as provided for in the debenture. The Company also extinguished in April, 1997, the $306,796 of notes payable that were incurred in connection with the acquisition of the cruise and magazine division for a cash settlement of $75,000. With these cash resources, the Company has been able to expand the distribution and number of publications advertising the Company's hotel and cruise and tour packages which management believes should substantially increase sales in both areas. Management has, and is continuing to negotiate with its accounts payable vendors in order to work out acceptable payment schedules for all parties.

Management believes that its working capital after accomplishing the above financing arrangement, together with cash generated from existing operations will be sufficient to satisfy anticipated sales growth. There can be no assurance that even with the provided financing that the Company will not encounter adverse effects on its business, financial conditions or results of operations in the future. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                         GRAND ADVENTURES TOUR & TRAVEL
                             PUBLISHING CORPORATION


         Pursuant to ORS 60.444, the undersigned corporation hereby submits for filing the following Articles of Amendment to its Articles of Incorporation:


         1. Name of Corporation. The name of the corporation is Grand Adventures Tour & Travel Publishing Corporation.

         2. Amendment. Section VII of the Articles of Incorporation was amended and restated to appear in its entirety as set forth below:

                  SECTION VII. REVERSE STOCK SPLIT. The number of the corporation's issued and outstanding shares of common stock shall be reduced from 9,522,024 to 1,360,289, more or less, by exchanging one share of common stock outstanding immediately prior to the reverse split for seven shares of Common Stock after the reverse split. Each certificate representing shares of Common Stock outstanding immediately prior to the reverse split (the "Old Shares") will be deemed automatically, without any action on the part of the Shareholders, to represent one-seventh the number of shares of Common Stock after the reverse split (the "New Shares"). No fractional New Shares will be issued as a result of the reverse split. In lieu thereof, each Stockholder whose Old Shares are not evenly divisible by seven will receive one additional New Share for the fractional New Share that such Stockholder would otherwise be entitled to receive as a result of the reverse split.

         3. Approval. The foregoing amendment and the reverse split effected thereby was approved by a vote of the corporation's shareholders on December 15, 1997. On the record date of November 15, 1997, there were a total of 9,522,024 shares of common stock outstanding and entitled to vote. _____ shares of common stock were voted in favor of the amendment and ____ shares were voted against the amendment.

         4. Procedure for Effecting the Reverse Split. Upon the effective date of this Amendment, each certificate representing shares of Common Stock outstanding immediately prior to the reverse split (the "Old Shares") will be deemed automatically, without any action on the part of the Shareholders, to represent one-seventh the number of shares of Common Stock after the reverse split (the "New Shares"). No fractional New Shares will be issued as a result of the reverse split. In lieu thereof, each Stockholder whose Old Shares are not evenly divisible by seven will receive one additional New Share for the fractional New Share that such Stockholder would otherwise be entitled to receive as a result of the reverse split. When these Articles of Amendment are filed, Shareholders will be asked to surrender certificates representing Old Shares and upon such surrender, a certificate representing the New Shares will be issued and forwarded to the Shareholders; however, each certificate representing Old Shares will continue to be valid and represent New Shares equal to one-seventh of the number of Old Shares. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates.





                                       GRAND ADVENTURES TOUR &
                                       TRAVEL PUBLISHING CORPORATION


                                       ---------------------------------------
                                       Signature

                                       ---------------------------------------
                                       Name

                                       ---------------------------------------
                                       Title






Person to contact about this filing:

Vince Mouer
Kuperman, Orr, Mouer & Albers
A Professional Corporation
100 Congress Avenue
Suite 1400
Austin, Texas 78701
(512) 322-8038



                                      B-2